                                                                     EXHIBIT 2.1


                              PURCHASE AGREEMENT

                                 BY AND AMONG

                            COMPUCOM SYSTEMS, INC.

                     MICROAGE TECHNOLOGY SERVICES, L.L.C.

                                      AND

                                MICROAGE, INC.

                         DATED AS OF DECEMBER 22, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----
ARTICLE I    PURCHASE AND SALE OF ASSETS................................   1

     1.1     Purchase and Sale of Assets................................   1

     1.2     Purchased Assets...........................................   2

     1.3     Cure Costs.................................................   3

     1.4     The Business - Defined.....................................   3

     1.5     Excluded Assets - Defined..................................   3

     1.6     Section 363/365 - Defined..................................   4

ARTICLE II   ASSUMPTION OF LIABILITIES..................................   4

     2.1     Assumption of Assumed Liabilities..........................   4

     2.2     Assumed Liabilities........................................   4

     2.3     No Other Liabilities Assumed...............................   4

ARTICLE III  CLOSING....................................................   6

     3.1     Closing Date...............................................   6

     3.2     Deliveries at the Closing..................................   6

ARTICLE IV   PURCHASE PRICE AND PAYMENT.................................   8

     4.1     Purchase Price, Payment of Purchase Price Amount...........   8

     4.2     Determination of the Purchase Price Amount.................   8

     4.3     Purchase Price Adjustment..................................  10

     4.4     Loss Limitations...........................................  11

     4.5     Further Assurances.........................................  11

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE SELLERS..............  12

     5.1     Organization, Qualification, Etc...........................  12

     5.2     Authorization, Etc.........................................  12

     5.3     No Violation...............................................  13

     5.4     Absence of Certain Changes.................................  13

     5.5     Title to Properties........................................  13

     5.6     Intellectual Property......................................  14

     5.7     Tax Matters................................................  15

     5.8     Contracts..................................................  16

     5.9     Labor Relations............................................  17

     5.10    Employee Benefit Plans; ERISA..............................  18

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                               TABLE OF CONTENTS
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                                                                         PAGE
                                                                         ----

    5.11     Litigation.................................................  19

    5.12     Consents and Approvals of Governmental Authorities.........  19

    5.13     Third Party Consents.......................................  19

    5.14     Compliance with Law........................................  19

    5.15     Environmental Matters......................................  20

    5.16     Brokers and Finders........................................  21

    5.17     Customers and Suppliers....................................  21

    5.18     Personnel..................................................  21

    5.19     Conduct of Activities......................................  21

    5.20     Condition and Sufficiency of the Equipment.................  22

ARTICLE VI   [Intentionally Omitted]....................................  22

ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF BUYER....................  22

     7.1     Organization, Etc..........................................  22

     7.2     Authorization, Etc.........................................  22

     7.3     No Violation...............................................  22

     7.4     Litigation.................................................  23

     7.5     Consents and Approvals.....................................  23

     7.6     Brokers and Finders........................................  23

ARTICLE VIII COVENANTS OF THE PARTIES...................................  23

     8.1     Access.....................................................  23

     8.2     Conduct of Business........................................  23

     8.3     Confidentiality............................................  25

     8.4     Consents and Approvals.....................................  26

     8.5     Covenants Not to Compete...................................  26

     8.6     Employee Matters...........................................  26

     8.7     Consummation of Transactions...............................  29

     8.8     Tax Matters................................................  29

     8.9     Transitional Services Agreement............................  30

    8.10     Disclosure Schedule Supplements............................  30

    8.11     No-shop Clause.............................................  30

    8.12     Financing..................................................  30

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                               TABLE OF CONTENTS
                               -----------------
                                                                         PAGE
                                                                         ----

    8.13     Bankruptcy Court Approval..................................  30

    8.14     Bankruptcy Notices.........................................  31

    8.15     Bid Procedures.............................................  31

    8.16     [Intentionally Omitted]....................................  31

    8.17     [Intentionally Omitted]....................................  31

    8.18     [Intentionally Omitted]....................................  31

    8.19     Transfer of Lockbox Account, Servicing of Lockbox Account..  31

    8.20     Intellectual Property Assets...............................  32

    8.21     Cooperation Regarding Financial Statements.................  32

    8.22     Transition Leases..........................................  33

ARTICLE IX   CONDITIONS TO THE BUYER'S OBLIGATIONS......................  34

     9.1     Representations and Warranties.............................  34

     9.2     Performance................................................  34

     9.3     No Injunction..............................................  34

     9.4     Governmental Authorizations................................  34

     9.5     [Intentionally Omitted]....................................  35

     9.6     Material Adverse Change....................................  35

     9.7     Bankruptcy Court Approval..................................  35

     9.8     Certificates...............................................  35

     9.9     Transitional Services Agreement............................  35

    9.10     [Intentionally Omitted]....................................  35

    9.11     [Intentionally Omitted]....................................  35

    9.12     [Intentionally Omitted]....................................  35

    9.13     [Intentionally Omitted]....................................  35

    9.14     Third Party Consents.......................................  35

ARTICLE X    CONDITIONS TO THE SELLERS' OBLIGATIONS.....................  35

    10.1     Representations and Warranties.............................  35

    10.2     Performance................................................  36

    10.3     No Injunction..............................................  36

    10.4     Governmental Authorizations................................  36

    10.5     Certificates...............................................  36

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                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
        10.6  Transitional Services Agreement............................   36
        10.7  Bankruptcy Court Approval..................................   36
ARTICLE XI    TERMINATION AND ABANDONMENT................................   36
        11.1  Methods of Termination.....................................   36
        11.2  Effect of Termination......................................   37
ARTICLE XII   MISCELLANEOUS PROVISIONS...................................   38
        12.1  Survival of Representations and Warranties.................   38
        12.2  Execution in Counterparts..................................   38
        12.3  Notices....................................................   38
        12.4  Waivers....................................................   39
        12.5  Amendment..................................................   39
        12.6  Entire Agreement...........................................   39
        12.7  APPLICABLE LAW.............................................   40
        12.8  FORUM FOR DISPUTES.........................................   40
        12.9  Relationship of the Parties................................   40
       12.10  Headings...................................................   40
       12.11  Assignments................................................   40
       12.12  Binding Effect, Benefits...................................   41
       12.13  Severability...............................................   41
       12.14  All Obligations Joint and Several..........................   41
       12.15  Transfer Taxes.............................................   41
       12.16  Plan of Reorganization.....................................   41

                             TABLE OF DEFINED TERMS
                             ----------------------

Defined Terms                                                          Page
Agreement.............................................................    1
Approvals.............................................................   26
Assumed Confidentiality/Non-Solicitation Agreements...................    3
Assumed Liabilities...................................................    4
[Intentionally Omitted]...............................................    5
Bankruptcy Code.......................................................    1
Bankruptcy Court......................................................    1
Bid Procedures........................................................    1
Bill of Sale..........................................................    6
Business..............................................................    3
Business Benefit Plan.................................................   18
Business Employees....................................................   18
Business Intellectual Property........................................   15
Buyer.................................................................    1
CERCLA................................................................   20
Chapter 11 Case.......................................................    1
Cleanup...............................................................   21
Closing...............................................................    6
Closing Date..........................................................    6
Closing Payment Statement.............................................    8
Closing Payment Statement Date........................................    8
CO....................................................................   14
Code..................................................................   18
Confidential Information..............................................   25
Contracts.............................................................   16
Deferred Revenue Liabilities..........................................    4
Designated Chapter 11 Costs...........................................    5
Disbursement Amount...................................................    8
Effective Time........................................................    6
Eligible Trade Accounts Receivable....................................    9
Eligible Vendor Accounts Receivable...................................    9
Employee Schedule.....................................................   21
Environmental Laws....................................................   21
Environmental Studies.................................................   20
ERISA.................................................................   18
ERISA Affiliate.......................................................   18
events................................................................   28
Excluded Assets.......................................................    3
Excluded Contracts....................................................    2
Excluded Liabilities..................................................    4
Final Price Adjustment Statement......................................   10
Financing.............................................................   30
GAAP..................................................................    4
Governmental Entity...................................................   19
Hazardous Substances..................................................   21
HSR Act...............................................................   19
Intellectual Property.................................................   15
Inventory.............................................................    2
IP License Agreements.................................................   14
Leased Properties.....................................................   14

Liens.................................................................   14
Lockbox Account.......................................................    7
Losses................................................................   11
Material Adverse Effect...............................................   12
Parent................................................................    1
Parent SEC Reports....................................................   13
Petition Date.........................................................    1
Plan..................................................................   18
Post-Closing Taxes....................................................   30
Prepaid Lease Amounts.................................................    8
Price Adjustment Statement............................................   10
Principal Clients.....................................................   21
Purchase Price........................................................    8
Purchase Price Amount.................................................    8
Purchased Assets......................................................    2
Retained Intellectual Property........................................   32
Retained Receivables..................................................   31
Retention and Severance Plan..........................................   26
Retention Bonus Payment...............................................   26
Section 363/365 Order.................................................    4
Section 365 Assumed Rights............................................    2
Seller................................................................    1
Sellers...............................................................    1
Sellers Savings Plans.................................................   27
Straddle Period.......................................................   16
Supplier..............................................................   21
Tax...................................................................   16
Tax Return............................................................   16
Taxes.................................................................   16
Transfer Taxes........................................................   29
Transferred Employee..................................................   27
Transition Leases.....................................................   33
Transition Period.....................................................   33
Transitional Services Agreement.......................................   30
Vantive License.......................................................   15
Vantive Upgrades......................................................   15
WARN Act..............................................................   17

                               INDEX OF EXHIBITS
                               -----------------


Exhibit A   Form of Section 363/365 Order

Exhibit B   Form of Bill of Sale and General Assignment and Assumption Agreement

Exhibit C   [Intentionally Omitted]

Exhibit D   Form of Transitional Services Agreement

                         INDEX OF DISCLOSURE SCHEDULES
                         -----------------------------

Agreement
Section No.                       Title                                                               Page No.
-----------                       -----                                                               --------
1.2(a)(v)(A)                      Contracts and Leases                                                      2
1.2(a)(v)(B)                      Additional Contracts and Leases                                           2
1.2(a)(vi)                        Government Entity Licenses and Permits                                    2
1.2(a)(xii)                       Confidentiality, Non-Disclosure, Non-Solicitation and Similar
                                  Agreements                                                                3
1.5                               Excluded Assets                                                           3
3.2(a)(xii)                       Lockbox Accounts                                                          6
5.4                               Conduct of Business Since Petition Date                                  13
5.5(a)                            Title to Properties                                                      13
5.5(b)                            Leased Properties                                                        13
5.6(a)                            Business Intellectual Property Owned by Sellers                          14
5.6(b)                            Material License Agreements                                              14
5.6(c)                            Intellectual Property Disclosure                                         14
5.7(a)                            Tax Returns                                                              15
5.8(a)                            Material Contracts                                                       16
5.9(a)                            Labor Relations                                                          17
5.9(b)                            WARN Act                                                                 17
5.10(a)                           Employee Benefit Plans                                                   17
5.10(c)                           ERISA and Code Compliance                                                18
5.10(d)                           Employee Severance                                                       18
5.11                              Litigation                                                               19
5.12                              Governmental Consents                                                    19
5.13                              Third Party Consents                                                     19
5.14                              Compliance with Laws                                                     19
5.15                              Environmental Disclosure                                                 19
5.17                              Customers and Suppliers Disclosure                                       21
5.20                              Sufficiency of Purchased Assets                                          21
7.3                               No Violation - Buyer                                                     22
7.5                               Buyer Consents and Approvals                                             23
8.2                               Conduct of Business                                                      23

                              PURCHASE AGREEMENT

     This PURCHASE AGREEMENT, dated as of this 22nd day of December, 2000 (the "Agreement"), by and among CompuCom Systems, Inc., a Delaware corporation (the "Buyer"), MicroAge Technology Services, L.L.C., a Delaware limited liability company ("Seller") and MicroAge, Inc., a Delaware corporation ("Parent," and together with Seller, the "Sellers").

     WHEREAS, the Seller is a wholly-owned subsidiary of the Parent;

     WHEREAS, on April 11, 2000 (the "Petition Date") the Sellers sought relief under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") by filing a case (the "Chapter 11 Case") in the United States Bankruptcy Court for the District of Arizona (the "Bankruptcy Court");

     WHEREAS, on December 13, 2000, the Bankruptcy Court entered an Order approving the bidding procedures for the sale of substantially all of the assets relating to the business conducted by Seller (the "Bid Procedures");

     WHEREAS, the Buyer desires to purchase and assume and the Sellers desire to sell, assign and transfer the Purchased Assets (as hereinafter defined), on the terms and conditions set forth in this Agreement and in accordance with sections 105, 363 and 365 and other applicable provisions of the Bankruptcy Code;

     WHEREAS, it is contemplated that the Purchased Assets will be sold pursuant to an order of the Bankruptcy Court approving such sale under section 363 of the Bankruptcy Code, and such sale will include the assumption and assignment of certain executory contracts and liabilities thereunder under section 365 of the Bankruptcy Code, and the terms and conditions of this Agreement; and

     WHEREAS, the Sellers desire to sell, assign and transfer the Purchased Assets to further their reorganization efforts and to enable them to consummate a plan of reorganization in the Chapter 11 Case.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Sellers and the Buyer agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

     1.1  Purchase and Sale of Assets.  Pursuant to sections 363 and 365 (and
          ---------------------------
other applicable provisions) of the Bankruptcy Code and on the terms and subject to the conditions of this Agreement, at the Closing (but effective as of the Effective Time) provided for in Section 3.1, the Sellers will sell, transfer, convey, assign and deliver (or cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer, and the Buyer will purchase, acquire and accept (or cause to be purchased, acquired and accepted) from the Sellers, free and clear of all Liens (as hereinafter defined), the Purchased Assets set forth in Section 1.2.

     1.2  Purchased Assets.
          ----------------

          (a) "Purchased Assets" means all of the Sellers' rights, title and interests in, to and under the following assets and rights, but specifically excluding the Excluded Assets (as defined in Section 1.5 below):

               (i) all inventory of the Seller (A) that is listed in the EDI feed provided by Ingram Micro Inc. to the Sellers (a printed copy of which will be provided to the Buyer three (3) business days prior to the Closing Date and will be set forth in the Closing Payment Statement (as hereinafter defined)) or
(B) for which there is an open, bona fide purchase order or commitment from a third party to purchase such inventory (the "Inventory"), and all computer records and other records relating to Inventory;

               (ii) all trade and vendor accounts receivable related to the Business (as hereinafter defined) that are Eligible Trade Accounts Receivable or Eligible Vendor Accounts Receivable;

               (iii) all laptop and portable computers and related equipment assigned to and used by any Transferred Employees (as hereinafter defined), as of the Closing Date, in the performance of field sales and service field work that is related to the Business;

               (iv) all remote field office equipment and supplies used in connection with the Business that are (A) located at the Seller's remote field offices, (B) located at Sellers' office at 1330 W. Southern Avenue, Tempe (provided, that the equipment and supplies listed in and subject to the lease
 --------  ----
for equipment and supplies, in the form attached as Exhibit D to the Purchase Agreement, dated as of November 21, 2000, by and among Global Technology Finance LLC, Buyer Desktop Solutions, Inc. and Sellers will not be Purchased Assets),
(C) located at the premises of customers whose contracts with Sellers are included in the Section 365 Assumed Rights (as hereinafter defined), and (D) in the possession or under the control of Transferred Employees on the Closing Date;

               (v) all of the Sellers' executory contracts and unexpired leases that are listed on Section 1.2(a)(v)(A) of the Disclosure Schedule and all of Sellers' executory contracts and unexpired leases entered into in the ordinary course of business after the date hereof that the Buyer agrees in writing to assume at or prior to the Closing Date (such assumed contracts and leases will, as of the Closing Date, be set forth on Section 1.2(a)(v)(B) of the Disclosure Schedule) (collectively, the "Section 365 Assumed Rights") (executory contracts not listed on Section 1.2(a)(v)(A) or Section 1.2(a)(v)(B) of the Disclosure Schedule are referred to herein as the "Excluded Contracts");

               (vi) to the extent permitted by applicable law to be transferred by the Sellers to Buyer, all Governmental Entity (as hereinafter defined) licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents related to the Business, including, without limitation, those listed on Section 1.2(a)(vi) of the Disclosure Schedule;

               (vii) originals or true, complete and correct copies of all books, records and other data and information of the Business, as such relate to its customers, including, without limitation, the Principal Clients (as hereinafter defined), including, but not limited to, all books, records, materials, manuals, financial and accounting statements, sales and promotional materials and records, advertising materials, customer lists, supplier lists, mailing lists, distribution lists, business plans, litigation files, demographic information, credit information, cost and pricing information, reference catalogs, data and information derived from management information systems, and other similar property and rights that relate to or are used in connection with the Business, wherever located;

               (viii) all Business Intellectual Property (as defined in Section 5.6);

               (ix) all prepaid rent, prepaid property taxes, prepaid supplies, credits, prepaid expenses, deferred charges, advance payments and security deposits with respect to the Purchased Assets;

               (x) all guarantees, warranties, indemnities and similar rights in favor of the Sellers with respect to any of the Purchased Assets;

               (xi) all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by the Sellers with respect to the Purchased Assets, whether arising by way of counterclaim or otherwise; and

               (xii) to the extent assignable without consent of any party thereto (other than Sellers), all confidentiality, non-disclosure, non-solicitation or similar types of agreements entered into between Sellers and any other parties in connection with the possible purchase by such parties of the Purchased Assets, including, without limitation, those agreements set forth in
Section 1.2(a)(xii) of the Disclosure Schedule (collectively, the "Assumed Confidentiality/Non-Solicitation Agreements").

          (b) As used in this Section 1.2, the term "Sellers" includes the respective direct and indirect subsidiaries of the Sellers.

     1.3  Cure Costs.  The Sellers will take all commercially reasonable steps,
          ----------
including paying all commercially reasonable costs, to achieve cure and reinstatement of and the assumption and assignment of the rights, title and interest in, to and under the Purchased Assets.

     1.4  The Business - Defined.  As used herein, "Business" refers to any and
          ----------------------
all business activities of any kind that are conducted by the Seller prior to and as of the Effective Time (as hereinafter defined).

     1.5  Excluded Assets - Defined.  As used herein, "Excluded Assets" means
          -------------------------
the following: (i) vendor accounts receivable from Compaq Computer Corporation and its affiliates, (ii) all rights to the names "MicroAge" or "MicroAge Direct," (iii) the MicroAge Direct proprietary ordering and billing software system, (iv) other assets primarily used in the conduct of the MicroAge Direct business, (v) the shares of capital stock, assets and business of Eleris, Inc., and (vi) the assets set forth on Section 1.5 of the Disclosure Schedule.

     1.6  Section 363/365 - Defined.  As used herein, "Section 363/365 Order"
          -------------------------
means an order authorizing the Sellers to sell the Purchased Assets to the Buyer pursuant to this Agreement and sections 363 and 365 of the Bankruptcy Code, free and clear of all Liens (as hereinafter defined), in or on the Purchased Assets (including any and all "claims and interests" in the Purchased Assets within the meaning of section 363(g) of the Bankruptcy Code) other than Liens related to the Assumed Liabilities and otherwise free and clear of all claims and liabilities, such that the Buyer will not, among other things, incur any liability as a successor to the Business and authorizing, among other things, the Sellers, pursuant to section 365 of the Bankruptcy Code, to assign to the Buyer the Purchased Assets and authorizing the Sellers to enter into and perform the Transitional Services Agreement, which order will be substantially in the form attached to this Agreement as Exhibit A.
                                   ---------

                                  ARTICLE II

                           ASSUMPTION OF LIABILITIES

     2.1  Assumption of Assumed Liabilities.  Subject to the terms and
          ---------------------------------
conditions of this Agreement, at the Closing, Buyer will assume the Assumed Liabilities (as hereinafter defined).

     2.2  Assumed Liabilities.  As used in this Agreement, "Assumed Liabilities"
          -------------------
means, and is limited to: (a) obligations of the Seller arising from and after the Effective Time under or in connection with the contracts, agreements, personal property leases, permits, licenses, authorizations and approvals which are fully and effectively assigned to Buyer pursuant to this Agreement or under which Buyer is provided the full economic benefits thereof under Section 3.2(b) of this Agreement; (b) liabilities and obligations for deferred revenue (the "Deferred Revenue Liabilities"), as defined by United States generally accepted accounting principles ("GAAP"), with respect to the customers of the Business as of the Effective Time; (c) any obligations of Buyer to Transferred Employees specifically assumed by Buyer pursuant to Section 8.6 of this Agreement, and (d) any liabilities or obligations of Buyer under Section 8.22 of this Agreement. Notwithstanding the foregoing, the Assumed Liabilities exclude liabilities, commitments and obligations defined below as "Excluded Liabilities."

     2.3  No Other Liabilities Assumed.
          ----------------------------

          (a) Notwithstanding any provisions in this Agreement to the contrary, Buyer is assuming only the Assumed Liabilities and no other liability, commitment or obligation of the Business or the Sellers or any other person or entity whatsoever, whether presently in existence or arising hereafter. All liabilities, commitments and obligations other than the Assumed Liabilities will be retained by, and remain liabilities, commitments and obligations of the Sellers. All such liabilities, commitments and obligations so retained by the Sellers are referred to herein as the "Excluded Liabilities."

          (b) Notwithstanding anything in this Agreement to the contrary, none of the following will be Assumed Liabilities: (i) any and all liabilities, commitments and obligations resulting from any litigation, claim, arbitration, investigation or other proceeding, including, but not limited to, those resulting from the Chapter 11 Case, and all other liabilities, commitments and obligations arising in connection with all actions, suits, claims, arbitrations, investigations or proceedings pending at the Effective Time or arising after the Effective Time;
(ii) any and all liabilities, commitments and obligations arising from any indebtedness for borrowed money of the Sellers or any of their affiliates; (iii) except as specifically set forth in Section 8.6, any and all liabilities, commitments and obligations relating to employee benefits or compensation arrangements of the Sellers or any of their affiliates existing on or prior to the Effective Time, including, without limitation, liabilities, commitments and obligations relating to uninsured workers compensation claims arising on or prior to the Effective Time, the severance and retention bonus payments payable under the Retention and Severance Plan (as hereinafter defined) and any benefits under the Business Benefit Plans (as hereinafter defined) or any other benefit plan of the Sellers; (iv) any and all environmental liabilities of the Sellers or any of their affiliates; (v) any and all liabilities for Taxes of the Sellers or any of their affiliates and any and all liabilities for Taxes attributable to the ownership or operation of the Business or the Purchased Assets at or prior to the Effective Time, including, but not limited to, any and all liabilities for pre-petition property taxes that have not been paid on any of the Sellers' properties, including the Leased Properties; (vi) any and all liabilities, commitments and obligations arising from the sale or distribution of any product by the Sellers or any of their affiliates at or prior to the Effective Time, including warranty obligations, all product liabilities and product returns, and customer prepaid services not specifically identified as deferred liabilities;
(vii) any and all liabilities, commitments and obligations owed to the Parent or any of its affiliates, except as expressly set forth in this Agreement; (viii) any and all liabilities, commitments and obligations for expenses incurred by the Sellers or any of their affiliates in connection with or resulting from or attributable to the transactions contemplated by this Agreement; (ix) any and all liabilities, commitments and obligations for Designated Chapter 11 Costs (as hereinafter defined) and any contracts related thereto; (x) any and all liabilities, commitments and obligations in connection with or resulting from or attributable to any agreement or other arrangement of the Business or the Sellers or any of their affiliates that is not a Section 365 Assumed Right; (xi) any and all liabilities arising under the WARN Act (as hereinafter defined) resulting from or attributable to the consummation of the transactions provided for in this Agreement; and (xii) any and all other liabilities, commitments and obligations not expressly assumed pursuant to Section 2.2. "Designated Chapter 11 Costs" means all out-of-pocket fees and expenses incurred or owed in connection with the administration of Chapter 11 Cases including the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by the Sellers, the Creditors' Committee, the post-petition lenders or the pre-petition lenders incurred or owed in connection with the administration of the Chapter 11 Case, and all out-of-pocket expenses of Sellers in connection with the transactions contemplated under this Agreement.

          (c) At the Closing, Buyer will assume the Assumed Liabilities by executing and delivering to the Sellers the Bill of Sale (as defined in Section 3.2(a)(i)).

                                  ARTICLE III

                                    CLOSING

     3.1  Closing Date.
          ------------

          (a) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Assets (the "Closing") will be at 10:00 A.M. (Phoenix time) at the offices of Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004, or at such other location agreed to by the Buyer and the Sellers, on January 10, 2001 or, if all of the conditions to the parties' obligations hereunder have not been satisfied or waived by the appropriate party by such time of day on such date, at such time of day as the parties may agree on the second business day to occur following the date on which all of the conditions to the parties' obligations hereunder have been satisfied or waived by the appropriate party, or such other date as may be agreed upon by the parties, but in no event later than February 1, 2001 (the date of the Closing being herein referred to as the "Closing Date").

          (b) The Closing hereunder will be deemed to have occurred at 11:59 p.m. on the Closing Date. The deemed time of the Closing pursuant to this
Section 3.1(b) is herein referred to as the "Effective Time."

     3.2  Deliveries at the Closing.
          -------------------------

          (a) At the Closing, the Seller, the Parent, or their respective subsidiaries as appropriate, will:

               (i) deliver, or cause to be delivered, to the Buyer, a duly executed bill of sale, assignment and assumption with respect to the Purchased Assets set forth in Section 1.2 of this Agreement (the "Bill of Sale"), in the form annexed hereto as Exhibit B;
                       ---------

               (ii)   [Intentionally Omitted];

               (iii) deliver, or cause to be delivered, to Buyer duly executed instruments of assignment in a form reasonably acceptable to Buyer of all interests, titles and other rights in, to and under all contracts, agreements, permits, licenses and authorizations which are included in the Section 365 Assumed Rights and the Purchased Assets (including, without limitation, the Assumed Confidentiality / Non-Solicitation Agreements);

               (iv) deliver, or cause to be delivered, to the Buyer all such other deeds, endorsements, assignments and other instruments, documents and agreements as are reasonably necessary to carry out the transfers and assignments contemplated by this Agreement and to comply with the terms hereof;

               (v) deliver, or cause to be delivered, to the Buyer duly executed copies of the consents referred to in Sections 5.12 and 5.13 of this Agreement;

               (vi) deliver, or cause to be delivered, to the Buyer all consents, orders and approvals of the Bankruptcy Court, and all necessary creditors and other parties to the Chapter 11 Case and all other third parties, necessary to effectuate transfer of the Purchased Assets, including, without limitation, the Section 365 Assumed Rights, and to consummate the transactions contemplated hereby;

               (vii) deliver, or cause to be delivered, to the Buyer the certificates referred to in Section 9.8;

               (viii) to the extent required under applicable law, deliver, or cause to be delivered, to the Buyer a certificate of non-foreign status in accordance with section 1445 of the Code (as hereinafter defined) and the Treasury Regulations promulgated thereunder; and

               (ix) deliver or cause to be delivered to the Buyer, all such assignments, signature cards, and other instruments, documents and agreements as are necessary to transfer control of the bank accounts set forth in Section 3.2(a)(ix) of the Disclosure Schedule (collectively, the "Lockbox Account") to the Buyer, including evidence reasonably satisfactory to the Buyer that the bank signature cards relating to the Lockbox Account have been amended so that only designees of the Buyer are authorized signatories thereto.

          (b) To the extent that the assignment to the Buyer of any outstanding contract, agreement, license, lease, permit or authorization pursuant to this Agreement is not permitted without the consent of another party, court or entity and such restriction cannot be effectively overridden or canceled by the Section 363/365 Order (as hereinafter defined) or other related order of the Bankruptcy Court (to be determined by the Buyer in its sole discretion), then this Agreement will not be deemed to constitute an assignment of or an undertaking or attempt to assign the same or any right or interest therein if such consent is not given; provided, that the Sellers and Buyer will use commercially reasonable
           --------  ----
efforts, both before and after the Closing, to obtain all such consents; and provided, further, that if any such consents are not obtained prior to the
--------  -------
Closing, the Sellers will, at Buyer's request, reasonably cooperate with Buyer in any lawful and feasible arrangement designed to provide Buyer (at the sole cost and expense of Sellers) with the benefits and obligations of any such contract, agreement, license, lease, permit or authorization.

          (c)  At the Closing:

               (i) Buyer will deliver, or cause to be delivered, to the Sellers, the Bill of Sale providing for the assumption by Buyer of the Assumed Liabilities, duly executed by Buyer;

               (ii) Buyer will deliver, or cause to be delivered, to the Seller, the Purchase Price Amount (as hereinafter defined);

               (iii) Buyer will deliver, or cause to be delivered, to the Sellers, such other instruments or documents as may be reasonably necessary to carry out the transactions contemplated by this Agreement and to comply with the terms hereof; and

               (iv) Buyer will deliver, or cause to be delivered, to the Sellers, the certificates referred to in Section 10.5.

                                  ARTICLE IV

                          PURCHASE PRICE AND PAYMENT

     4.1  Purchase Price, Payment of Purchase Price Amount.
          ------------------------------------------------

          (a) The purchase price (the "Purchase Price") payable to the Sellers by the Buyer as consideration for the sale and assignment of the Purchased Assets will consist of, in addition to Buyer's assumption of the Assumed Liabilities, the sum of (i) $5,278,743 plus (ii) the amount determined in
                                       ----
accordance with Section 4.2 and Annex 1 hereto (the "Purchase Price Amount"). The Purchase Price will be subject to adjustment pursuant to the provisions of
Section 4.3 hereof.

          (b) On the Closing Date, Buyer will deliver, or cause to be delivered, as consideration for the Purchased Assets, by wire transfer of immediately available funds to the account of the Seller, an amount equal to the Purchase Price Amount.

          (c) Until the Purchase Price adjustment contemplated by Section 4.3 has been completed, the Sellers will retain free and clear of all Liens and keep available for disbursement to Buyer no less than $5,000,000 (the "Disbursement Amount") of the proceeds received pursuant to this Article IV; provided,
                                                               --------
however, that, if, and to the extent, Buyer and the Sellers agree, or it is
-------
otherwise determined by the Bankruptcy Court, that the Sellers' maximum liability under Section 4.3 is less than $5,000,000, the Disbursement Amount will be reduced to such lesser amount.

     4.2  Determination of the Purchase Price Amount.
          ------------------------------------------

          (a) Three (3) business days prior to the Closing Date (the "Closing Payment Statement Date"), the Sellers will deliver to the Buyer a statement (the "Closing Payment Statement"), certified by an appropriate senior executive officer of the Parent, setting forth Parent's good faith estimate of (i) the components, aging and value of and a brief description of all Eligible Trade Accounts Receivable, Eligible Vendor Accounts Receivable and Inventory as of the Effective Time; (ii) the Deferred Revenue Liabilities to be assumed by Buyer pursuant to Section 2.2(b) as of the Effective Time; and (iii) the aggregate amount of prepaid rent and security deposits to be outstanding as of the Effective Time with respect to the Leased Properties (the "Prepaid Lease Amounts"). The Sellers and the Buyer will mutually prepare the Closing Payment Statement, with the full participation and cooperation of each other, in accordance with this Agreement and in accordance with and following GAAP and customary business practices of the Sellers. The value of the Inventory will be determined by reference to the "standard cost" thereof as reflected in the Seller's accounting records. The value of the Eligible Trade Accounts Receivable and the Eligible Vendor Accounts Receivable will be equal to the gross book value of such accounts receivable determined in accordance with GAAP.

          (b)  The Purchase Price Amount will be (i) $5,278,743 plus (ii) the
                                                                ----
amount calculated by applying the formula set forth in Annex I hereto to the Eligible Trade Accounts

Receivable, Eligible Vendor Accounts Receivable, Inventory, Deferred Revenue Liabilities and Prepaid Lease Amounts set forth on the Closing Payment Statement.

          (c) "Eligible Trade Accounts Receivable" means all trade accounts receivable of the Sellers related to the Business and "Eligible Vendor Accounts Receivable" means all vendor accounts receivable of the Sellers related to the Business; provided, however, that none of the following classes of accounts
          --------  -------
receivable will be Eligible Trade Accounts Receivable or Eligible Vendor Accounts Receivable, as the case may be:

               (i) trade or vendor accounts receivable that do not arise out of the sale of goods in the ordinary course of business of the Sellers;

               (ii) trade or vendor accounts receivable that arise out of a sale made by the Sellers to an affiliate of the Sellers;

               (iii) trade or vendor accounts receivable that have payment terms that are longer than three hundred and sixty-five (365) days from the date of invoice;

               (iv) trade accounts receivable that are unpaid more than 270 days after the original payment due date;

               (v) trade or vendor accounts receivable that are from the same account debtor (or its affiliates) and fifty percent (50%) or more of all accounts from that account debtor (and its affiliates) are ineligible under
(iii) or (iv) above;

               (vi) except with respect to accounts for which the account debtor is SBC Communications, Inc. or any of its affiliates, trade or vendor accounts receivable that, when aggregated with all other accounts of an account debtor, exceed twenty percent (20%) in face value of all trade and vendor accounts receivable of the Sellers then outstanding;

               (vii) trade or vendor accounts receivable for which the account debtor for the account is a creditor of the Sellers, has or has asserted a right of setoff, has disputed its liability or made any claim against the Sellers or with respect to the account or any other account which has not been resolved, to the extent of the amount owed by the Sellers to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be;

               (viii) trade or vendor accounts receivable for which the account debtor is (or its assets are) the subject of any of the following: (A) a voluntary or involuntary petition for bankruptcy or other relief under the Bankruptcy Code or any similar statute, (B) an assignment for the benefit of creditors, (C) failure, suspension of business operations, or insolvency, (D) appointment of a receiver or trustee, or (E) failure to pay debts generally as they become due;

               (ix) trade or vendor accounts receivable for which the account is not payable in United States dollars or the account debtor is located outside the continental United States (it being understood by the parties hereto that the continental United States includes the State of Alaska);

               (x) trade or vendor accounts receivable in excess of $1.5 million for which the sale to the account debtor is on a guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return;

               (xi) trade or vendor accounts receivable in excess of $1.5 million in the aggregate for which the goods giving rise to such account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such account have not been performed and accepted, or the account otherwise does not represent a final sale (unless there (A) is written evidence that such account debtor has agreed to pay for the goods and requested that the Seller retain goods in its possession and (B) such goods are kept segregated from all other goods in Seller's possession);

               (xii) trade or vendor accounts receivable for which the account does not comply with all applicable laws;

               (xiii) trade or vendor accounts receivable for which the account is subject to any adverse security deposit;

               (xiv) vendor accounts receivable unpaid more than one hundred and twenty (120) days from date of invoice, except for such accounts for which the account debtor is IBM Corporation or its affiliates; or

               (xv) trade or vendor accounts receivable for which a settlement has been made between the Seller and the customer or vendor prior to the Closing Date and for which payment has not yet been received.

     4.3  Purchase Price Adjustment.
          -------------------------

          (a) On February 28, 2001, the Sellers will provide the Buyer with a statement (the "Price Adjustment Statement"), certified by an appropriate senior executive officer of the Parent, setting forth the actual amount of the Eligible Trade Accounts Receivable, Eligible Vendor Accounts Receivable and Inventory acquired by the Buyer as of the Effective Time and a recalculation of the Purchase Price Amount in accordance with the provisions of Section 4.2 and Annex 1 using the amounts set forth on the Price Adjustment Statement.

          (b) The Sellers and the Buyer will mutually prepare the Price Adjustment Statement, with the full participation and cooperation of each other. If the Sellers and the Buyer are unable to agree on the Price Adjustment Statement by March 9, 2001, then all disagreements will be submitted for resolution to the Bankruptcy Court. The Price Adjustment Statement, either as agreed to by the Buyer and the Sellers or as determined by the Bankruptcy Court pursuant to the preceding sentence, will be final and binding and will be referred to as the "Final Price Adjustment Statement."

          (c) If the Purchase Price Amount as recalculated on the Final Price Adjustment Statement is less than the Purchase Price Amount paid on the Closing Date, the Sellers will pay the difference to Buyer within two (2) business days. If the Purchase Price Amount as recalculated on the Final Price Adjustment Statement is greater than the Purchase Price Amount paid on the Closing Date, Buyer will pay the difference to the Sellers within two (2) business days.

          (d) To the extent that Sellers are unable, after using commercially reasonable efforts, to adjust their payroll system to provide for any Transferred Employee accruing his or her last day of base compensation payable by Sellers on the Closing Date, Buyer will reimburse Sellers the full amount of all base compensation paid or to be paid by Sellers to such Transferred Employee in respect of any business day after the Closing Date, provided that Buyer is
                                                       --------
able to obtain such agreement as Buyer may reasonably require from such Transferred Employee to permit Buyer to adjust the compensation to be paid by Buyer to such Transferred Employee in respect of any business day after the Closing Date to allow Buyer to recover in full the amount of any compensation paid by Sellers to such Transferred Employee for which Buyer has reimbursed or is required to reimburse Sellers pursuant to this Subsection (d). Sellers will deliver to Buyer written notice together with reasonable supporting documentation of any such reimbursable payments concurrent with the delivery of the Price Adjustment Statement pursuant to Subsection (a), and Buyer will pay such reimbursement to Seller as soon as Buyer is able to obtain the aforementioned agreement from any such Transferred Employee (which agreement Buyer will use commercially reasonable efforts to obtain promptly after receipt of Sellers' notice requiring reimbursement.

     4.4  Loss Limitations.
          ----------------

          (a) For purposes of this Section 4.4, "Losses" means any and all demands, claims, actions, losses, damages, liabilities, obligations, fines, deficiencies, costs and expenses (including the reasonable fees and expenses of consultants and counsel), whether or not resulting from third party claims, including interest and penalties with respect thereto.

          (b) Other than with respect to Losses arising from fraud or breaches by the Sellers of any covenants contained in this Agreement that by their terms require performance following the Closing Date (including, without limitation covenants to convey and deliver any Purchased Assets, but excluding any covenants relating to the provision of the Transitional Services), the Buyer shall have no claim, monetary or otherwise, whatsoever against Sellers (or either of them) for Losses incurred by Buyer arising out of or in connection with this Agreement or any ancillary agreement contemplated by this Agreement, including, without limitation, any Losses relating to or in respect of any breach of the Transitional Services Agreement.

     4.5  Further Assurances.  After the Closing, each party hereto will from
          ------------------
time to time, at the reasonable request of any other party hereto, execute and deliver such other instruments of conveyance and transfer and such other instruments, documents and agreements and take such other actions as such other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby and to vest in the Buyer the right, title and interest in, to and under the Purchased Assets and to provide for the assumption of the Assumed Liabilities; provided, that the requesting party will prepare
                            --------  ----
such additional documents and instruments and will handle any submittal, applications, processing, recording and registrations. The Buyer and the Sellers hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 4.5. The Sellers will seek to include in any plan of reorganization in any of the Chapter 11 Cases supported by it, provision for retained jurisdiction of the Bankruptcy Court to effectuate this Section 4.5, and will use commercially reasonable efforts to oppose any such plan of reorganization which fails to include such provisions.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     As of the date hereof and as of the Closing Date, except as otherwise specified below, the Sellers jointly and severally represent and warrant to the Buyer as follows:

     5.1  Organization, Qualification, Etc.
          ---------------------------------

          (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Seller has full limited liability company power and authority to carry on the Business and to own the properties and assets it now owns. The Seller is duly qualified or licensed to do business as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required, except where any failures to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Purchased Assets (a "Material Adverse Effect"). The complete and correct copies of the Certificate of Formation and comparable organizational documents of the Seller heretofore delivered to the Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement and as of the Closing Date. The Seller is not in violation of any provisions of its Certificate of Formation and comparable organizational documents.

          (b) The Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. The Parent has full corporate power and authority to carry on its business and to own the properties and assets it now owns. The Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required, except where any failures to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The copies of the Certificate of Incorporation and Bylaws of the Parent heretofore delivered to the Buyer are complete and correct copies of such instruments as in effect as of the date of this Agreement and as of the Closing Date. The Parent is not in violation of any provisions of its Certificate of Incorporation and Bylaws.

     5.2  Authorization, Etc.  Each of the Sellers has full corporate or limited
          -------------------
liability company capacity, power and authority to enter into this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. Each of the members of the Seller and the board of directors and stockholders of the Parent have taken all action required by law, the Seller's Certificate of Formation and other organizational documents of the Seller and the Certificate of Incorporation and Bylaws of the Parent, as the case may be, to authorize the execution and delivery of this Agreement by the Parent and the Seller and the consummation by the Parent and the Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and the Seller. Assuming it constitutes a valid and binding obligation of the Buyer, this Agreement will constitute a valid and binding obligation of each of the Sellers upon the entry of the Section 363/365 Order, except for the provisions of the Bid Procedures hereof which will become the binding obligations of the Sellers upon the entry of the Interim Order (as hereinafter defined).

     5.3  No Violation.  Neither the execution or delivery of this Agreement nor
          ------------
the consummation of the transactions contemplated hereby will, upon entry of the
Section 363/365 Order: (a) violate any provision of the Seller's Certificate of Formation or other organizational documents or the Certificate of Incorporation or Bylaws of the Parent, as the case may be; or (b) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Sellers; or (c) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which the Sellers or by which the Sellers are bound.

     5.4  Absence of Certain Changes.
          --------------------------

          (a) Except as set forth in Section 5.4 of the Disclosure Schedule or as disclosed in any filing made by Parent with the Securities Exchange Commission after December 31, 1999 and prior to the date of this Agreement ("Parent SEC Reports"), since the Petition Date, the Sellers have not taken any action which, if taken after the date hereof without the consent of the Buyer, would violate Section 8.2 of this Agreement.

          (b) Except as disclosed in the Parent SEC Reports, since the Petition Date the Business has been conducted in the ordinary course, and there has not been:

               (i) any event, occurrence, development or state of circumstances or facts that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

               (ii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset, that, individually or in the aggregate, has had or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect; or

               (iii) any sale or other disposition of any material assets or Purchased Assets other than sales of products and services in the ordinary course of business.

     5.5  Title to Properties.
          -------------------

          (a) Except as disclosed in Section 5.5(a) of the Disclosure Schedule or as disclosed in the Parent SEC Reports: (i) the Seller has good, valid and marketable title to all the properties and assets (real, personal and mixed, tangible and intangible) included in the Purchased Assets; and (ii) upon entry of the Section 363/365 Order, none of the properties and assets (real, personal and mixed, tangible and intangible) included in the Purchased Assets will be subject to any

Liens, other than the Assumed Liabilities. As used in this Agreement, the term "Liens" means: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever on the assets and properties of the Seller or any of its subsidiaries, including, but not limited to, such as may arise under any Contracts (as hereinafter defined) or the Purchased Assets.

          (b) Section 5.5(b) of the Disclosure Schedule contains an accurate list of the real property covered by and under the real property leases (the "Leased Properties") that Buyer will assume as Section 365 Assumed Rights under this Agreement.

          (c) The Sellers have a current, valid certificate of occupancy ("CO") or equivalent thereof for each of the Leased Properties and the Seller's use of all of the Leased Properties is in conformity with any CO issued for any of the Leased Properties. No proceeding is currently pending or, to the Sellers' knowledge, threatened regarding the revocation or limitation of any CO issued for the Leased Properties.

          (d) As of the Closing Date the leases relating to the Leased Properties will be in full force and effect, and constitute the legal, valid and binding obligations of the parties thereto, and there will exist no event of default, event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition that, individually or 'in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

     5.6  Intellectual Property.
          ---------------------

          (a) Section 5.6(a) of the Disclosure Schedule sets forth for the Business Intellectual Property owned by Sellers a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; and (iii) copyright registrations, copyright applications, and material unregistered copyrights; in each case, identifying, where appropriate, which of the foregoing assets constitute Purchased Assets or Excluded Assets.

          (b) Section 5.6(b) of the Disclosure Schedule sets forth for the Business Intellectual Property a complete and accurate list of all material license agreements (whether as licensor or licensee), including but not limited to, all agreements relating to technology, know-how or processes included in the Purchased Assets (the "IP License Agreements").

          (c) Except as set forth in Section 5.6(c) of the Disclosure Schedule or as disclosed in the Parent SEC Reports or except where the failure of any of the following to be true and correct would not, individually or in the aggregate, result in a Lien on the Purchased Assets or result in any liability to the Buyer following the Closing Date:

               (i) the Sellers own or have the valid right to use the Business Intellectual Property;

               (ii) all Business Intellectual Property owned or, to the knowledge of the Sellers used, by the Sellers is valid and subsisting in full force and effect and has not been cancelled, expired or abandoned;

               (iii) no claims have been asserted by any person challenging the ownership or right to use the Business Intellectual Property or challenging or questioning the validity or effectiveness of any such IP License Agreement;

               (iv) to the knowledge of Sellers, the use by the Sellers of the Business Intellectual Property does not infringe on the rights of any third party;

               (v) the IP License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no condition or third party consent which, if not met or obtained, will result in a violation or breach of, or constitute a default by any party under any such IP License Agreement as a result of the consummation of the transaction contemplated hereby.

     "Business Intellectual Property" means trademarks, service marks, trade names, Internet domain names, logos, designs, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing); registered copyrights (including any registration applications); software (including source code and application code) (excluding commercially available mass-market software (e.g. Microsoft Windows, WordPerfect, Excel)); databases; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Intellectual Property"); in each of the foregoing, that are primarily used in the conduct of the Business or necessary for the continued conduct of the Business by the Buyer after the Closing Date. Notwithstanding the foregoing, Business Intellectual Property does not include any of Sellers' right, title and interest in and to the Sellers' license of the Vantive software program (the "Vantive License") nor any of Sellers' right title and interest in and to any and all upgrades, modifications and improvements to the Vantive software program as may exist as of the Closing Date (the "Vantive Upgrades").

     5.7  Tax Matters.
          -----------

          (a) Except as set forth in Section 5.7(a) of the Disclosure Schedule or as disclosed in the Parent SEC Reports, all Tax Returns (as hereinafter defined) required to be filed with respect to the Purchased Assets have, within the time and in the manner prescribed by law, been duly filed with the appropriate taxing authorities. All such Tax Returns are true, correct and complete in all material respects and all Taxes (as hereinafter defined) shown to be due on such Tax Returns have been paid, except where the non-payment thereof would not result in a Lien on any Purchased Asset or in any liability or obligation on the part of the Buyer or any affiliate of the Buyer to pay such Taxes. The Sellers have timely paid or caused to be paid all Taxes, with respect to the Purchased Assets, required to be paid on or before the Effective Time for all taxable years or periods ending on or before the Effective Time and for the portion of any taxable year or period through and including the Effective Time in the case of any "Straddle Period" (as defined in Section 5.7(e)), the non-payment of which could result in a Lien on any Purchased Asset, or could result in the Buyer or any affiliate of the Buyer becoming responsible for or obligated to pay such Taxes, or that has had or could reasonably be expected to have a Material Adverse Effect.

          (b) There are no Liens for Taxes upon any of the Purchased Assets, except for statutory Liens for Taxes not yet due.

          (c) For purposes of this Agreement the term "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, value added, employment, social security, unemployment, occupation, excise, estimated, severance, stamp, property, environmental or other taxes, duties, fees, assessments or charges of any kind whatsoever, including any interest, penalties or additional amounts attributable thereto imposed by any Governmental Entity.

          (d) For purposes of this Agreement, the term "Tax Return" means any return, report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with any determination, assessment or collection of any Tax or other administration of any laws, regulations or administrative requirements.

          (e) For purposes of this Agreement, "Straddle Period" means any taxable year or period that commences before but ends after the Effective Time.

     5.8  Contracts.
          ---------

          (a) Section 5.8(a) of the Disclosure Schedule sets forth a list of all of the following contracts and agreements of the Sellers and their affiliates relating to the Business and currently in effect (collectively, the "Contracts"): (i) any collective bargaining agreement; (ii) any oral or written employment agreement with any employee; (iii) any contract which involves the payment or receipt of an amount in excess of $500,000 in any calendar year; (iv) any credit agreement, factoring agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment, evidence of indebtedness, or other contract relating to the borrowing of funds; (v) any contract granting to any person or entity a right of first refusal or first offer or any option to purchase or acquire any of the Purchased Assets; (vi) any limited partnership, joint venture or other unincorporated business organization or similar arrangement or agreement; (vii) any agreement relating to the acquisition or disposition of any of the Purchased Assets, other than purchase orders or similar instruments entered into in the ordinary course of business; (viii) any material dealer, agency, sales representative, marketing or similar agreement; and (ix) any agreement that restricts or prohibits the Seller or any of its affiliates from engaging in the Business or from competing with any person or entity in connection with the Business.

          (b) The Sellers have heretofore furnished or made available to the Buyer complete and correct copies of the Contracts, each as amended or modified to the date hereof (including any waivers with respect thereto). As of the Closing, each of the Section 365 Assumed Rights will be in full force and effect and enforceable in accordance with its terms. Except as disclosed in Section 1.2(a)(v)(A) of the Disclosure Schedule, neither the Sellers nor any of their subsidiaries have received any written notice nor do any senior executives of the Sellers have any knowledge of any cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Section 365 Assumed Rights. None of the Section 365 Assumed Rights is the subject of, or has been threatened to be made the subject of, any arbitration, suit or other legal proceeding (other than the bankruptcy proceedings related to the Chapter 11 Case). With respect to any of the Section 365 Assumed Rights which by their terms will terminate as of a certain date unless renewed or unless an option to extend such Section 365 Assumed Right is exercised, neither the Sellers nor any of their subsidiaries have received any written notice nor do any senior executives of the Sellers have any knowledge that any such Section 365 Assumed Right will not be, or is not likely to be, so renewed or that any such extension option will not be exercised. As of the Closing, there will be no event of default or occurrence, condition or act on the part of the Sellers or any of their affiliates or, to the knowledge of the Sellers, on the part of the other parties to the Section 365 Assumed Rights, which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Section 365 Assumed Rights.

     5.9  Labor Relations.
          ---------------

          (a) Except as set forth in Section 5.9(a) of the Disclosure Schedule or as disclosed in the Parent SEC Reports, (i) there are no written personnel policies applicable to employees of the Seller; (ii) the Seller is not a party to any labor agreement with any labor organization, group or association with respect to employees of the Seller; (iii) to the knowledge of the Sellers, there is no labor strike, dispute, slowdown or work stoppage or lockout actually pending or threatened by the employees of the Sellers against or affecting the Business; (iv) to the knowledge of the Sellers, no union organizational campaign is in progress with respect to the Seller's employees; (v) the Business is in substantial compliance with all applicable material laws relating to employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, and is not engaged in any unfair labor practices; (vi) there is no pending unfair labor practice, charge or complaint against the Seller before the National Labor Relations Board; (vii) there is no pending labor grievance by the Sellers' employees that could reasonably be expected to have a material adverse effect on the Business nor any pending arbitration proceeding by the Sellers' employees arising out of or under any collective bargaining agreements relating to the Business which could reasonably be expected to have a material adverse effect on the Business; (viii) to the knowledge of the Sellers, no charges with respect to or relating to the Seller are pending before the Equal Employment Opportunity Commission or any comparable state, local or foreign agency responsible for the prevention of unlawful employment practices; and (ix) neither the Sellers nor any of their affiliates have received notice of the intent of any federal or state agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to the Business that could reasonably be expected to have a material adverse effect on the Business.

          (b) Except to the extent set forth on Section 5.9(b) of the Disclosure Schedule or as disclosed in the Parent SEC Reports, since the enactment of the Worker Adjustment and Retraining Notification Act ("WARN Act"), the Sellers have not effectuated (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Seller; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Seller; nor has the Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

     5.10 Employee Benefit Plans; ERISA.
          -----------------------------

          (a) Section 5.10(a) of the Disclosure Schedule contains a true and complete list of each material pension, profit sharing, retirement savings, employee stock ownership, stock option, restricted stock, incentive, severance, termination, employment, consulting, change in control, fringe benefit, welfare, collective bargaining, bonus, insurance, medical or other employee benefit plan, program, agreement or arrangement, including each "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and including any multi-employer plan (as defined in section 4001(a)(3) of ERISA) (each, a "Plan"), sponsored, maintained or contributed to or required to be contributed to by the Sellers for the benefit of current or former employees (the "Business Employees") of the Business (each, a "Business Benefit Plan").

          (b) True and complete copies of the following documents relating to each Business Benefit Plan, where applicable, have been delivered to the Buyer:
(i) the Plan, including all amendments thereto; (ii) the most recent summary plan description, summary of material modifications and all material general employee communications relating to such Plan; (iii) a copy of the most recent annual report, if required under ERISA, with respect to each such Plan; (iv) a copy of the most recent actuarial report, if required under ERISA, with respect to each such Plan; (v) if the Plan is funded through a trust or any other funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, and (vi) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Internal Revenue Code of 1986, as from time to time amended (the "Code").

          (c) Except as disclosed in Section 5.10(c) of the Disclosure Schedule or in the Parent SEC Reports, the Business Benefit Plans are in substantial compliance with all applicable provisions of ERISA and the Code except for instances of noncompliance or liabilities or obligations that would not, individually or in the aggregate, result in a Lien on the Purchased Assets or in any liability of the Buyer therefor. Except to the extent any of the following either individually or in the aggregate would not have a Material Adverse Effect, or result in any liability to Buyer following the Closing Date, (i) neither the Seller nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Seller would be deemed a "single employer" within the meaning of section 4001 (b) of ERISA, has incurred any unsatisfied liability under title IV of ERISA and no condition exists that could reasonably be expected to present a risk to the Seller or any ERISA Affiliate of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and (ii) no "employee benefit plan," maintained or contributed to by the Seller or any ERISA Affiliate has incurred an "accumulated funding deficiency" (within the meaning of section 302 of ERISA or section 412 of the Code) whether or not waived.

          (d) Except as expressly provided in this Agreement, the Transition Services Agreement or as set forth in Section 5.10(d) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee of the Sellers to severance pay or any other payment, or (ii) accelerate the time of payment or vesting, or increase the compensation or benefits provided to such employee, in either case for which Buyer would have any liability.

     5.11 Litigation.  Except as set forth in Section 5.11 of the Disclosure
          ----------
Schedule or as disclosed in the Parent SEC Reports, there are no actions, suits or proceedings by or before any Governmental Entity which are pending or, to the knowledge of the Sellers, threatened, against the Sellers, relating to the Business, except for those that would not, individually or in the aggregate, result in a Lien on the Purchased Assets or result in any liability to the Buyer following the Closing Date. As of the date hereof, there are no actions, suits or proceedings by or before any Governmental Entity which are pending or, to the knowledge of the Sellers, threatened against the Sellers, that challenge the validity of this Agreement or any action taken by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby. Except as disclosed in Section 5.11 of the Disclosure Schedule or as disclosed in the Parent SEC Reports, the Sellers are not subject to any judgments, orders or decrees entered in any lawsuits or proceedings relating to the Business, except those that would not, individually or in the aggregate, result in a Lien on the Purchased Assets or result in any liability to the Buyer following the Closing Date.

     5.12 Consents and Approvals of Governmental Authorities.  Except for (i)
          --------------------------------------------------
any filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) necessary approvals of the Bankruptcy Court, including, without limitation, the Section 363/365 Order, or (iii) as otherwise set forth in Section 5.12 of the Disclosure Schedule, no consent, approval, certificate, license, permit, waiver, authorization of, or declaration, filing or registration with, any governmental or regulatory authority or agency (whether U.S. federal, state, local or foreign) (each a "Governmental Entity") is required in connection with the execution, delivery and performance of this Agreement by the Sellers, the purchase and sale of the Purchased Assets or the consummation by the Sellers of the transactions contemplated hereby.

     5.13 Third Party Consents.  Except as set forth in Section 5.13 of the
          --------------------
Disclosure Schedule and subject to Section 8.22(f) hereof, no consent or waiver of any person (other than a Governmental Entity) is required in connection with the execution, delivery and performance of this Agreement by the Sellers, the purchase and sale of the Purchased Assets, the assumption and assignment of the
Section 365 Assumed Rights or the consummation by the Sellers of the transactions contemplated hereby.

     5.14 Compliance with Law.  Except as disclosed in Section 5.14 of the
          -------------------
Disclosure Schedule or as disclosed in the Parent SEC Reports, the Business has been and is being conducted in accordance with all applicable laws, regulations and other requirements of all Governmental Entities, except where such noncompliance would not, individually or in the aggregate, result in a Lien on the Purchased Assets or result in any liability to the Buyer following the Closing Date.

     5.15 Environmental Matters.  Except as set forth in Section 5.15 of the
          ---------------------
Disclosure Schedule or as disclosed in the Parent SEC Reports:

          (a) The Seller has obtained all permits, licenses and other authorizations which are required under the Environmental Laws in order for them to operate and conduct the Business, all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Seller is in material compliance with all terms and conditions of all such permits, licenses and authorizations;

          (b) The Seller is in compliance with all Environmental Laws applicable to the conduct of the Business, except for noncompliance that individually or in the aggregate, has not had or could not reasonably be expected to have a Material Adverse Effect;

          (c) The Seller has heretofore delivered to the Buyer true and complete copies of all final environmental studies made in the last three (3) years relating to any of the Leased Properties and the Tempe Property (the "Environmental Studies");

          (d) There is no pending or, to the knowledge of the Sellers, threatened, claim, lawsuit, or administrative proceeding against the Seller under any Environmental Law in connection with the conduct of the Business. Neither the Sellers nor any of their affiliates have received written notice from any person, including a Governmental Entity, alleging that the Sellers are in violation of any applicable Environmental Law in connection with the conduct of the Business or otherwise may be liable under any applicable Environmental Law, including, but not limited to, liability for Cleanups (as hereinafter defined) which violation or liability is unresolved;

          (e) Except as set forth in the Environmental Studies, there have been no releases, spills or discharges of Hazardous Substances on or underneath any of the Leased Properties that individually or in the aggregate would have a Material Adverse Effect;

          (f) Except as set forth in the Environmental Studies, none of the Leased Properties has been listed on the National Priorities List or the Comprehensive Environment Response Cleanup Liability Information System List prepared pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or on similar lists maintained pursuant to an equivalent state statute, and the Sellers have not been identified in writing, or to the knowledge of Sellers, orally, as a potentially responsible party under CERCLA or an equivalent state statute; and

          (g) Except as set forth in the Environmental Studies, to the Sellers' knowledge, the Leased Properties do not contain any: (i) underground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process wastewater or any Hazardous Substances have been disposed, except those that have been installed or maintained in material compliance with Environmental Laws.

     As used in this Agreement:

     "Cleanup" means all actions required to: (i) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (ii) prevent the release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; (iv) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment; or (v) any legal or administrative proceedings related to items (i) through (iv), including, but not limited to, actions brought by third-parties to recover costs incurred with respect to Cleanup.

     "Environmental Laws" means all laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances.

     "Hazardous Substances" means all substances defined as toxic, wastes, hazardous or dangerous or otherwise regulated under any Environmental Law including, but not limited to, petroleum, asbestos, or polychlorinated biphenyls.

     5.16    Brokers and Finders. No broker or finder has acted directly or
             -------------------
indirectly for the Sellers or any of their affiliates in connection with this Agreement or the transactions contemplated hereby, except for Conway, Del Genio, Gries & Co. L.L.C. whose fees and expenses will be paid by the Sellers.

     5.17    Customers and Suppliers. Except as described in Section 5.17 of the
             -----------------------
Disclosure Schedule or as disclosed in any Parent SEC Reports, since October 31, 2000 there has not been any change in the business relationship of the Seller with any Principal Client or with any Supplier that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. "Supplier" means any supplier from whom the Seller purchased more than five percent (5%) of the goods or services (on a consolidated basis) which it purchased during the period between January 1, 2000 and October 31, 2000. Contemporaneously with the execution of this Agreement, the Sellers provided the Buyer with a true and complete list of the one hundred and fifty (150) largest clients of the Business by revenue for the period of January 1, 2000 to October 31, 2000 (the "Principal Clients").

     5.18    Personnel. The Sellers have previously provided to the Buyer a
             ---------
true, correct and complete list of: (i) the names and current salaries of all officers and employees of the Sellers engaged in the conduct of the Business, and (ii) the wage rates for non-salaried and non-executive salaried employees of the Sellers engaged in the conduct of the Business by classification (the "Employee Schedule").

     5.19    Conduct of Activities. Each of the Parent and the Seller is a
             ---------------------
debtor in its Chapter 11 Case. All of the operations of the Business are operated by the Seller.

     5.20    Condition and Sufficiency of the Equipment. The equipment that
             ------------------------------------------
constitutes any part of the Purchased Assets is in good operating condition and repair (except for normal wear and tear), and such equipment is adequate for the uses to which it is being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as set forth in Section 5.20 of the Disclosure Schedule, the Purchased Assets are sufficient for the continued conduct of the Business after the Closing by the Buyer in substantially the same manner as conducted prior to the Closing.

                                  ARTICLE VI

                            [Intentionally Omitted]

                                  ARTICLE VII

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Sellers as follows:

     7.1     Organization, Etc. Buyer is a corporation duly organized, validly
             ------------------
existing and in good standing under the laws of the State of Delaware. Buyer has full corporate power and authority to carry on its business and to own its properties. Buyer is duly qualified or authorized to do business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     7.2     Authorization, Etc. Buyer has full corporate capacity, power and
             -------------------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby in accordance with the terms of this Agreement. The board of directors and stockholders of Buyer have taken all action required by law and Buyer's Certificate of Incorporation and By-Laws to authorize the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. Assuming that it constitutes a valid and binding obligation of the Sellers and Buyer, this Agreement will constitute a valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to enforcement of bankruptcy, reorganization, moratorium, insolvency and other laws of general applicability relating to or affecting creditors' rights and general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

     7.3     No Violation. Except as set forth on Section 7.3 of the Disclosure
            ------------
Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Certificate of Incorporation or By-Laws of Buyer, (b) violate any statute, law, judgment, decree, order, regulation or rule of any court or governmental authority applicable to Buyer or (c) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, except in the case of clauses (b) and (c) for such violations, conflicts, defaults, terminations and accelerations, which would not in the aggregate materially interfere with or delay the consummation by Buyer of the transactions contemplated by this Agreement.

     7.4     Litigation. As of the date hereof, there are no actions, suits or
             ----------
proceedings by or before any Governmental Entity pending, or, to the knowledge of Buyer, threatened against Buyer which challenge the validity of this Agreement or any action taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

     7.5     Consents and Approvals.  Except for any filings pursuant to the HSR
             ----------------------
Act, approvals or authorizations which may be required under the Bankruptcy Code and other filings to be made by Buyer and the consents and approvals to be obtained by Buyer as set forth in Section 7.5 of the Disclosure Schedule, no consent, approval, certificate, license, permit, waiver, authorization of, or declaration, filing or registration with, any third party or any Governmental Entity is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby (other than consents, approvals, licenses, permits, waivers, authorizations, declarations, filings and registrations which, if not obtained or made, would not, individually or in the aggregate, materially interfere with or delay the consummation by Buyer of the transactions contemplated by this Agreement).

     7.6     Brokers and Finders. No broker or finder has acted directly or
             -------------------
indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby.

                                 ARTICLE VIII

                           COVENANTS OF THE PARTIES

     8.1     Access. From and after the date hereof until the Closing, the
             ------
Sellers, upon reasonable advance notice by the Buyer, will afford to the Buyer and its counsel, accountants, and other representatives reasonable access during normal business hours to the plants, information technology systems, management, offices, warehouses, properties, books and records (including all employee records) of the Sellers reasonably requested by the Buyer, to the extent provision of such access or information is not prohibited by applicable law and relates to the Business or the Purchased Assets and will furnish (subject to applicable law) as promptly as practicable to the Buyer any and all such information as the Buyer may reasonably request, including, but not limited to, all pleadings and other documents or schedules filed with the Bankruptcy Court or the Office of the United States Trustee; provided, however, that such access
                                            --------  -------
and information will not constitute an enlargement of, or any addition to the representations and warranties of, the Sellers expressly set forth herein.

     8.2     Conduct of Business. Subject to any obligations as debtors-in-
             -------------------
possession under the Bankruptcy Code and except as otherwise contemplated herein or in the Transition Services Agreement or as set forth on Section 8.2 of the Disclosure Schedule, or with the prior consent of Buyer, not to be unreasonably withheld, from the date of this Agreement to the Effective Time, the Sellers will use their reasonable efforts to conduct the Business consistent with the ordinary and normal course existing prior to the date of this Agreement and preserve their relationships (such as they exist on the date hereof) with their customers and suppliers and will use reasonable efforts to retain the services of their officers, employees and agents. In addition, from the date of this Agreement to the Effective Time, without the prior written consent of the Buyer, not to be unreasonably withheld, the Sellers will not:

             (a) (i) make any loans, advances or capital contributions to, or investments in, any other person other than short-term investments of cash on hand in the ordinary course of business; or (ii) except in the ordinary course of business consistent with past practice, mortgage or pledge any Purchased Assets or create or suffer to exist any Lien thereupon;

             (b) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee (except, in the case of employees who are not officers or directors, for normal compensation increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense), increase in any manner the compensation or benefits of any director, officer or employee or pay to such persons any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, restricted stock, stock appreciation rights or performance units);

             (c) except with respect to any competing bid for the Purchased Assets in the Chapter 11 Case that is approved by the Bankruptcy Court, acquire, sell, lease or dispose of any Purchased Assets outside the ordinary course of business which in the aggregate are material to the Business or enter into or amend any contract, agreement, commitment or transaction outside the ordinary course of business;

             (d) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of five hundred thousand dollars ($500,000) or, in the aggregate, are in excess of one million dollars ($1,000,000) to the extent that such capital expenditure or expenditures relates to the Purchased Assets, could reasonably be expected to, individually or in the aggregate, result in a Lien on the Purchased Assets or could reasonably be expected to result in any liability to the Buyer following the Closing Date; (iii) settle any litigation for amounts in excess of the greater of five hundred thousand dollars ($500,000) or the amount reserved therefor individually or one million dollars ($1,000,000) in the aggregate to the extent that such litigation relates to the Purchased Assets, could reasonably be expected to, individually or in the aggregate, result in a Lien on the Purchased Assets or could reasonably be expected to result in any liability to the Buyer following the Closing Date; or
(iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

             (e) make any Tax election, settle or compromise any Tax liability or change any method of Tax accounting to the extent such action would have a Material Adverse Effect following the Closing Date;

             (f) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the Sellers' financial statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice to the extent such action could reasonably be expected to have a Material Adverse Effect following the Closing Date;

             (g) terminate, modify, amend or waive compliance with any provision of, any of the Contracts, or fail to take any reasonable action necessary to preserve the benefits of any of the Section 365 Assumed Rights;

             (h) revalue any Purchased Assets; or

             (i) take, or agree in writing to take, any of the actions described above in this Section 8.2 of this Agreement.

     8.3     Confidentiality.
             ---------------

             (a) Each Seller covenants that, after the Closing, it will not, nor will it permit any of its subsidiaries to, without the prior written consent of the Buyer, disclose to any person confidential information relating to or concerning the Purchased Assets or the Business (the "Confidential Information"), except to its subsidiaries and their respective officers, directors, employees, advisors and representatives who need to know such information for purposes of taxes, accounting, legal and other matters necessary in respect of Seller's ownership, prior to the Effective Time, of the Purchased Assets. In the event that the Sellers or any of their affiliates are requested or required by subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any Confidential Information, the Sellers will provide the Buyer with prompt notice of such request or demand or other similar process so that the Buyer may, at their sole cost, seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive the Sellers or their affiliates' compliance with the provisions of this Section 8.3, as appropriate. For purposes of this Section 8.3, the Sellers and their subsidiaries will include any of their respective directors, officers, employees and representatives.

             (b) The restrictions and prohibitions set forth in subsection (a) above will not apply to Confidential Information that (i) is known by the receiving party at the time of its receipt, other than through a prior disclosure by any of the Sellers or their subsidiaries not otherwise permitted under this Section 8.3, (ii) at the time of disclosure is already available in the public domain other than as a result of a breach of this Section 8.3, (iii) is disclosed by either of the Sellers or any subsidiary thereof in order to permit the Sellers to perform their obligations or enforce their rights under this Agreement (provided, that, such disclosure entails only the minimum
                --------  ----
information required to be disclosed in order to perform their obligations or enforce their rights under this Agreement), or (iv) is required to be disclosed by applicable law or judicial order (provided, that, such disclosure entails only the minimum information required to be disclosed in order to comply with the law or order).

             (c) This Section 8.3 will survive the Closing indefinitely.

     8.4     Consents and Approvals.  The Sellers and the Buyer will use their
             ----------------------
reasonable efforts to obtain at the earliest practicable date and prior to the Closing all governmental and non-governmental consents, approvals, authorizations and waivers required in connection with the transactions contemplated hereby, including, without limitation, all clearances under the HSR Act and any Bankruptcy Court approvals, consents and orders required to consummate the transactions contemplated hereby (collectively, "Approvals"), and will provide to each other copies of each such Approval promptly after it is obtained. The parties will furnish to each other such necessary information and reasonable assistance as each may request in connection with their preparation of necessary filings or submissions to any Governmental Entity, including, without limitation, any filings necessary under the provisions of the HSR Act and any other required filings in any jurisdiction. Except as otherwise expressly set forth in the Bid Procedures, the Sellers will use their reasonable best efforts to obtain from the Bankruptcy Court all orders, consents and approvals necessary to consummate the transactions contemplated by this Agreement.

     8.5     Covenants Not to Compete.  Each of the Sellers and their respective
             ------------------------
subsidiaries will not at any time during the five (5) year period immediately following the Effective Time, directly or indirectly, in sole proprietorship, in any partnership or joint venture, or as owner of an equity interest in any corporation, limited liability company or other business entity (other than the ownership of five percent (5%) or less of the outstanding equity securities of any publicly-traded corporation or entity), or as an agent of or consultant to any of the foregoing: (i)(A) engage in any business of substantially the same character as the Business, or provide any services of substantially the same character as the services provided by the Business, to any of the Principal Clients anywhere in the world; or (B) engage in the business of providing field-based hardware and operating systems infrastructure and integration services anywhere in the world, or (ii) actively solicit or attempt to solicit for employment any person who is, at the time of such solicitation, employed by the Buyer as an executive, manager, professional, supervisor or in any other managerial capacity, or induce or attempt to induce any such person to terminate his or her employment with the Buyer; provided, however, that such noncompetition and non-solicitation agreement will in no way prohibit either the Seller or the Parent or any subsidiary or affiliate thereof from employing or contracting for services of any such person who voluntarily and without solicitation from any of the Seller, the Parent or any subsidiary, other than a general solicitation to the public (including, without limitation, any job fairs or advertising to fill one or more positions in any newspaper of general solicitation or industry publication on a basis consistent with past practice), seeks or requests direct or contractual employment with the Seller, the Parent or any subsidiary or affiliate thereof.

     8.6     Employee Matters.
             ----------------

             (a) The Sellers and Buyer agree that the Transferred Employees will receive credit for their service with Buyer following the Effective Time, for purposes of the Sellers' Retention and Severance Plan (the "Retention and Severance Plan"), and that Buyer or Sellers, as the case may be, will pay each Transferred Employee a retention bonus (a "Retention Bonus Payment") in accordance with the terms of the Retention and Severance Plan to the extent such Transferred Employee remains employed by Buyer as set forth immediately below. Sellers shall take all actions which are reasonably necessary and appropriate, including without limitation, providing any required notice to employees of the Seller and seeking any necessary approval of the Bankruptcy

Court, to (i) implement the actions described in the first sentence of this
Section 8.6(a) and (ii) confirm that Transferred Employees will be ineligible to receive severance payments as a result of the sale of the Purchased Assets or at any time after the Effective Time under any plan or policy, including without limitation, the Retention and Severance Plan. Buyer will assume and be responsible for the payment of up to the first $2,624,457 of Retention Bonus Payments and the Sellers will retain liability and be responsible for any Retention Bonus Payments in excess of such amount.

             (b) Effective as of the Effective Time, Buyer will offer employment to those employees of the Sellers set forth on the Employee Schedule selected by Buyer in its sole discretion who are actively employed at the Effective Time (including those employees, if any, on sick leave or short-term leave of absence as of the Effective Time), on terms and conditions no less favorable in the aggregate than those provided to similarly situated employees of Buyer. Buyer, in its sole discretion, may also offer employment to additional employees of the Sellers engaged in conduct of the Business hired after the date hereof in the ordinary course of business, as disclosed to Buyer. Buyer agrees that it will provide the Sellers with a list of those employees of Sellers to whom Buyer will make offers no later than two (2) days prior to the Effective Time. Each such employee who accepts Buyer's offer of employment will hereinafter be referred to as a "Transferred Employee." Seller acknowledges and agrees that after the day of this Agreement and prior to Closing, Buyer shall have the right to meet with those employees of the Seller set forth on the Employee Schedule for the purposes of discussing with such employees possible employment with Buyer, extending offers of employment to such employees (contingent on and effective only on or after the Closing) and transitional issues relating to transferring the Business to Buyer.

             (c) The Sellers will take any action that may be necessary or appropriate to ensure that each Transferred Employee is one hundred percent (100%) vested in his or her account balance under all applicable savings plans of the Sellers (the "Sellers Savings Plans") as of the Effective Time and will cause the trustee of each applicable Seller Savings Plan to pay such account balance to such Transferred Employee or his or her beneficiary in accordance with the terms of the Seller Savings Plan.

             (d) With respect to employee pension, welfare and fringe benefits provided by Buyer to Transferred Employees as of the Effective Time, (i) Buyer will use commercially reasonable efforts to provide that service with the Seller credited as service for purposes of the Sellers' plans, policies, programs, agreements and arrangements, will be recognized for purposes of participation, eligibility and vesting, but not for purposes of benefit accrual, under Buyer's plans, policies, programs, agreements and arrangements and (ii) Buyer will use commercially reasonable efforts to cause its benefit providers to waive all waiting periods and pre-existing condition requirements under any plans that have any such requirements or restrictions. Without limiting the foregoing, Buyer agrees that it will assume all of the accrued but unused vacation days, and up to five (5) days of earned but unused sick days, credited to each Transferred Employee under the applicable vacation and sick leave policies of Sellers as of the Effective Time; it being understood that each Transferred Employee will accrue vacation days and earn sick days for service following the Effective Time in accordance with the applicable vacation and sick leave policies of Buyer and that each Transferred Employee will only be allowed to use or be paid for unused vacation days and sick days assumed by Buyer in accordance with the policies of Buyer.

             (e) The obligation to pay all benefits, including, without limitation, health, dental, life, accidental death and disability, and related benefits, which are payable to current or former employees of the Seller under the Business Benefit Plans and, in the case of Transferred Employees, that arise, are incurred or are based on events that occur on or prior to the Effective Time (whether or not claims for such benefits are submitted on or prior to the Effective Time) will remain the responsibility of the Sellers. Buyer will be responsible for all benefits that are payable to Transferred Employees hired by Buyer under the terms of Buyer's benefit plans and that arise, are incurred or are based on events that occur after the Effective Time; provided, however, except as specifically provided by Section 8.6(a), that the
--------  -------
Buyer will not be responsible for any Retention Bonus Payment that becomes due to any Transferred Employee following the Effective Time and the Sellers will retain the liability to make such payments in accordance with Section 8.6(a) hereto. For the purpose of this Section 8.6(e), the term "events" means the item that is the subject matter of the claim (i.e., medical services, layoff,
                                         ----
vacation, etc.) but not the condition or injury leading to the filing of the claim. Buyer will not assume or be responsible for any liability in respect of any benefits that are payable at any time to, or in respect of, current or former employees of the Seller not employed by Buyer at any time on or after the Effective Time. For the avoidance of doubt, the Sellers will continue to provide disability and other benefits coverage, if applicable, to any Transferred Employee who is unable to report to work with Buyer as of the Effective Time due to short- or long-term disability until such employee returns to work for Buyer.

             (f) After the Closing, Buyer and the Sellers will each provide the other on a continuing basis at no cost to the other such information regarding Transferred Employees who are employed by Buyer as the other reasonably requests in order to permit proper administration of benefit plans applicable to such employees, provided, however, that (i) any consents or releases from such
           --------  -------
Transferred Employees, to the extent required by applicable law, must have been obtained, and (ii) provision of such information is not prohibited by applicable law.

             (g) To the extent assignable without the consent of any party thereto (other than Sellers) and without Bankruptcy Court approval, Sellers agree to assign and transfer to Buyer at Closing all of Sellers' rights under any confidentiality, non-disclosure, non-solicitation, non-competition or similar agreements between Sellers and any of the Transferred Employees of which Seller has knowledge (after reasonable investigation). To the extent that Buyer may seek to obtain Bankruptcy Court approval for the assignment of any such agreement to Buyer, Sellers will, upon request of Buyer and at Buyer's expense, provide reasonable assistance to Buyer in such regard. Effective upon the termination of any Transferred Employee's employment with Buyer, whether by Buyer or by such Transferred Employee, and provided that Seller or Parent is in existence at such time, Buyer hereby assigns and transfers to Sellers all of Buyer's rights under any confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement between Sellers and such Transferred Employee that were previously assigned and transferred to Buyer pursuant to this Subsection (g). Sellers agree, upon request of Buyer and at Buyer's expense, to take such actions as may be reasonably necessary to enforce any confidentiality or non-disclosure (but not any non-solicitation, non-competition) agreements between Sellers and those employees of Seller who do not become Transferred Employees in order to protect Buyer's interest in the Purchased Assets; provided, however, that nothing in this Subsection (g) shall
                  --------  -------
prohibit Sellers or their affiliates from rejecting any employment contract to which such entity and any such employee are parties.

     8.7     Consummation of Transactions. Each of the parties to this Agreement
             ----------------------------
will use its commercially reasonable efforts to cause all conditions set forth in Article IX and X to be satisfied.

     8.8     Tax Matters.
             -----------

             (a) The Sellers will be responsible for and will indemnify and hold the Buyer harmless from and against all sales, use, transfer (including, without limitation, real estate transfer), stamp duty, recording, value added, and other similar taxes and fees, including, without limitation, all bulk sales taxes ("Transfer Taxes"), arising out of or in connection with the transactions contemplated by this Agreement. The party which has the primary responsibility under applicable law for the payment of any particular Transfer Tax will prepare and file the relevant Tax Return, pay the Transfer Taxes shown on such Tax Return, and notify the other party in writing of the Transfer Taxes shown on such Tax Return and how such Transfer Taxes were calculated, and if the other party is the Sellers, the Sellers will reimburse the Buyer for the amount of such Transfer Taxes in immediately available funds within ten (10) days of receipt of such notice. The Buyer and the Sellers will cooperate and take any and all actions necessary to claim the benefit of any exemption from Transfer Taxes that may be available, including, without limitation, in accordance with
Section 12.15 of this Agreement.

             (b) The Buyer and the Sellers will furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The Buyer and the Sellers will retain all books and records with respect to Taxes pertaining to the Purchased Assets for a period of at least six (6) years following the Effective Time; provided, however, that the parties hereto will be entitled to terminate their
--------  -------
obligations pursuant to this sentence by transferring such books and records (or true and complete copies thereof) to the other parties hereto (at the other parties' expense). At the end of such period, each party will provide the other with at least thirty (30) days' prior written notice before destroying any such books and records, during which period the party receiving such notice may elect to take possession, at its own expense, of such books and records. The Buyer and the Sellers will cooperate with each other in the conduct of any audit or other proceeding related to Taxes and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
Section 8.8(b).

             (c) Prior to the Closing, the Buyer and the Sellers will agree on a schedule which sets forth the allocation of the Purchase Price among the Purchased Assets. The parties will follow such purchase price allocation for purposes of filing Internal Revenue Service Form 8594 and all Tax Returns and for all other Tax purposes, and will not voluntarily take any position inconsistent therewith (including, without limitation, in any audit or judicial or administrative proceeding). Each party hereto will prepare and timely file all applicable Internal Revenue Service and other forms, to cooperate with the other party in the preparation of such forms, and to furnish the other party with a copy of such forms prepared in draft, within a reasonable period before the filing due date thereof.

             (d) For the purposes of clarity: (i) the Buyer will be responsible for, and will indemnify and hold the Sellers harmless from and against, all Taxes attributable to the Purchased Assets for all taxable years or periods beginning after the Effective Time (the "Post-Closing Taxes"); (ii) the Sellers will be responsible for, and will indemnify and hold the Buyer harmless from and against, all Taxes attributable to the Purchased Assets for all taxable years or periods ending at or before the Effective Time (including, without limitation, any income, franchise or other similar Taxes imposed on the Sellers arising from the transactions contemplated by this Agreement); and (iii) Taxes attributable to any Straddle Period will be calculated and allocated between the Sellers and the Buyer, in the case of income, payroll, sales, franchise and other similar Taxes, pursuant to a closing of the books method as if the relevant taxable period ended at the Effective Time, and in the case of property and other similar taxes pursuant to a per diem method.

     8.9     Transitional Services Agreement. At the Closing Date, the Buyer and
             -------------------------------
each of the Sellers will enter into a Transitional Services Agreement in the form of Exhibit D (the "Transitional Services Agreement").
        ---------

     8.10    Disclosure Schedule Supplements.  From time to time prior to the
             -------------------------------
Closing, the Sellers will promptly supplement or amend the Disclosure Schedule with respect to any matter hereafter arising which if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. No such supplement or amendment of the Disclosure Schedule will be deemed to cure any breach of any representation or warranty made in this Agreement or to affect the conditions to the obligations of the parties under this Agreement.

     8.11    No-shop Clause.  From the date hereof until termination of this
             --------------
Agreement, the Sellers will not, and will not permit any person acting for or on behalf of the Sellers to, without the prior written consent of the Buyer, solicit offers to buy the Business or the Purchased Assets (other than sales of Inventory in the ordinary course of business).

     8.12    Financing.  The Sellers will provide to the Buyer all reasonable
             ---------
cooperation in connection with the arrangement of the Financing and any other financing to be consummated contemporaneous with or after the Closing in respect of the transactions contemplated by this Agreement. "Financing" means the financing required to consummate the transactions contemplated by this Agreement, including without limitation, any financing required to meet the Buyer's increased working capital requirements as a result of the transactions contemplated by this Agreement and financing for the payment of all transaction fees and expenses associated with the transactions contemplated by this Agreement.

     8.13    Bankruptcy Court Approval.
             -------------------------

             (a) The Sellers will use commercially reasonable efforts to obtain the Section 363/365 Order no later than December 31, 2000. The Section 363/365 Order will be substantially in the form attached to this Agreement as Exhibit A
                                                                      ---------
(with such changes thereto proposed by the Sellers as the Buyer in its sole discretion accept).

          (b) Subject to the Bid Procedures Order, the Sellers will promptly make any filings, take all actions, and use reasonable efforts to obtain any and all other approvals and orders necessary or appropriate for consummation of the transactions contemplated hereby, subject to their obligations to comply with any order of the Bankruptcy Court.

          (c) In the event an appeal is taken, or a stay pending appeal is requested or reconsideration is sought, from the Section 363/365 Order, the Sellers will immediately notify the Buyer of such appeal or stay request and will provide to the Buyer within one business day a copy of the related notice of appeal or order of stay or application for reconsideration. The Sellers will also provide the Buyer with written notice, (and copies of) any other or further notice of appeal, motion or application filed in connection with any appeal from or application for reconsideration of, either of such orders arid any related briefs.

     8.14 Bankruptcy Notices.  The Sellers will notify, as is required by the
          ------------------
Bankruptcy Code and the Buyer, all parties entitled to notice of all motions, notices and orders required to consummate the transactions contemplated by this Agreement, including, without limitation, the Section 363/365 Motion and the
Section 363/365 Order, as modified by orders in respect of notice which may be issued at any time and from time to time by the Bankruptcy Court.

     8.15 Bid Procedures.  Sellers (a) will conduct the auction process in
          --------------
accordance with the Open Auction Procedures of the Bid Procedures provided for in the Bid Procedures Order entered by the Bankruptcy Court on December 13, 2000 and (b) will not amend, waive, modify or supplement in any material respect the Bid Procedures except as set forth herein or therein or as required by the Bankruptcy Court.

     8.16 [Intentionally Omitted]

     8.17 [Intentionally Omitted]

     8.18 [Intentionally Omitted]

     8.19 Transfer of Lockbox Account, Servicing of Lockbox Account.
          ---------------------------------------------------------

          (a) The parties agree that at the Closing the Sellers will transfer control of the Lockbox Account to Buyer. The parties hereto acknowledge that certain of the funds thereafter deposited in the Lockbox Account will be generated from the payment of trade and vendor accounts receivable of the Business that are not Eligible Accounts Receivable or Eligible Vendor Accounts Receivable ("Retained Receivables"). In determining whether or not a payment relates to a Retained Receivable, payments received from a customer on or after the Closing Date will be applied to the unpaid trade or vendor accounts receivable of such customer (other than those with respect to which valid offsets have been claimed by such customer for promotions payable and customary customer cash discounts to the extent of such valid offsets) in the order of the dates of the invoices (i.e., the earliest dated invoices will be deemed to have been paid first). Notwithstanding the immediately preceding sentence, if, without solicitation from the Buyer, a customer designates in writing a different application at the time of payment or submits with a payment a different invoice of such customer, or a different application is clearly established from the timing and amount of a payment, then the application of such payment will be as so designated, or to the trade or vendor accounts receivable evidenced by such different invoice or as so clearly established, as the case may be. Buyer will provide the Sellers with a weekly aging of the Retained Receivables on the last day of each week and will promptly pay to the Seller all amounts received by Buyer in respect of the Retained Receivables.

     (b) Subject to the Sellers' confidentiality obligations under Section 7.3 of this Agreement, the Sellers and their representatives will have reasonable access from time to time after the Closing to Buyer's books and records relating to the Retained Receivables and Lockbox Account for purposes of verifying the status of the payment or sale of such Retained Receivables.

     (c) On and after the Closing Date, the Buyer will have the sole irrevocable right and authority to collect, for the Buyer's own account and sole benefit, all monies or credits payable in respect of the Purchased Assets, no matter how or when earned. If any of the Sellers or any affiliate thereof receive any such monies or credit memos, it will hold all such monies or credit memos in trust for the sole benefit of the Buyer. Promptly after receipt thereof, the Sellers will cause the transfer and delivery to the Buyer of any monies, credit memos or other property which any such Sellers may receive after the Closing Date in payment in respect of the Purchased Assets, including without limitation, the Eligible Vendor Accounts Receivable, the Eligible Trade Accounts Receivable or the Inventory. Each of the Sellers authorizes the Buyer to endorse in such Seller's name all notes, checks, draft money orders or other instruments of payment or utilize credit memos in respect of the foregoing which may come into the possession of the Buyer, and each of the Sellers hereby ratifies all that the Buyer may lawfully do or cause to be done by virtue hereof.

     8.20 Intellectual Property Assets.  If at any time during the one hundred
          ----------------------------
and fifty (150) day period after the Effective Time, the Buyer determines that the Sellers or their respective subsidiaries own or have the right to use any Business Intellectual Property (other than Excluded Assets) that was not conveyed to the Buyer pursuant to this Agreement ("Retained Intellectual Property") and that such Intellectual Property is required for the Buyer to continue to operate the Business in the manner in which it had previously been conducted by the Sellers, the Buyer will provide notice of such determination to the Sellers. The Sellers will transfer, convey, assign and deliver (or cause to be transferred conveyed assigned and delivered) to the Buyer, for no consideration, all of the right, title and interest of the Sellers and their respective subsidiaries in and to such Retained Intellectual Property. If the Sellers use such Retained Intellectual Property in the operation of its business, the Buyer will reasonably cooperate with the Seller in any lawful and feasible arrangement reasonably satisfactory to the Buyer (which may include a royalty free license) designed to provide the Sellers (at the sole cost and expense of Sellers) with the right to continue to use such Retained Intellectual Property; provided, that, any such arrangement will not include any profit for
          --------  ----
the Buyer.

     8.21 Cooperation Regarding Financial Statements.  In connection with any
          ------------------------------------------
filings to be made by Buyer under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, with respect to or as a result of the transactions contemplated by this Agreement, Sellers shall (a) provide to Buyer the financial and other information and documents pertaining to the Business that Buyer will be required by applicable Securities and Exchange Commission rules and regulations to include in its filings (including audited financial statements of the Sellers), (b) cause the accountants and management for Sellers to deliver such consents, management representations and reports in and provide access to files and work papers in connection therewith as Buyer or its accountants may reasonably request and to otherwise provide assistance as Buyer may require and (c) cooperate with Buyer in connection therewith. Buyer agrees to pay for any incremental out-of-pocket professional accounting fees incurred by Sellers which Sellers would not have otherwise incurred in enabling Buyer to timely meet Buyer's Securities Exchange Commission filing requirements. Sellers agree promptly following execution of this Agreement to engage their outside auditors to begin preparation of the financial statements of Sellers that Buyer will need to comply with such filing requirements.

     8.22 Transition Leases.  For the period commencing on the Closing Date and
          -----------------
expiring on March 31, 2001 (the "Transition Period"), Sellers shall use their commercially reasonable efforts to provide Buyer with full access to and use of the premises covered by the specific leases set forth in Section 8.22 of the Disclosure Schedule (collectively, the "Transition Leases"), subject to the terms of the Transition Leases, to permit Buyer to continue conducting the operation of the Business, as conducted by Seller on the Closing Date, from such premises; provided, however, that such access to and use of such premises shall
          --------  -------
be subject to the following:

          (a) Buyer shall pay to Seller, on the first day of each calendar month during the Transition Period, the full amount of rent payable by Seller under each Transition Lease for such calendar month, notwithstanding that Buyer may occupy the premises covered by such Transition Lease for less than the full duration of such month; provided, however, that for purposes of the month of
                        --------  -------
January 2001, Buyer shall only be required to pay to Seller, at Closing, a prorated amount of rent for each Transition Lease in respect of the remaining number of days in such month, commencing on, and including, the first day after the Closing Date;

          (b) Buyer shall promptly, and in any event within ten (10) days after demand or receipt of invoice therefor together with reasonable documentation thereof, reimburse Sellers for all other payments required to be made by Sellers or their affiliates under any Transition Lease during or in respect of the Transition Period, including, without limitation, taxes, utilities, maintenance and insurance costs;

          (c) Interest shall accrue on any late payment required under Subsection (a) or Subsection (b) at the rate of eighteen per cent (18%) per annum;

          (d) Buyer shall at all times during the Transition Period and during any subsequent holdover period comply in all respects with the terms and conditions of each Transition Lease, and Sellers and their agents shall be entitled at any time during normal business hours during the Transition Period, upon twenty-four (24) hours' prior written notice to Buyer, to enter upon and inspect any of the premises covered by the Transition Leases to ensure Buyer's compliance with such terms and conditions;

          (e) Buyer shall indemnify, defend and hold harmless Sellers and their affiliates, and Sellers' and such affiliates' respective directors, officers, employees, agents and representatives from and against any and all claims, liabilities, obligations, losses, costs, interest, rents, expenses, penalties, fines, judgments (at equity or at law) and damages whenever and howsoever arising or incurred (including, without limitation, amounts paid in settlement of claims, costs of investigation and reasonable attorneys' fees and expenses) arising out of, relating to or in respect of Buyer's access to or use of any such premises pursuant to the provisions of this Agreement;

          (f) The parties hereto agree that Buyer's access to and use and occupancy of the premises covered by the Transition Leases pursuant to this
Section 8.22 shall not constitute a sublease or assignment of any Transition Lease to Buyer. However, to the extent that a sublease or assignment of any Transition Lease could be construed from this Section 8.22, Buyer solely shall be obligated to obtain any consent or approval required of the landlord or lessor under any Transition Lease that may be required in respect of such sublease or assignment, and Sellers make no representation or warranty concerning the necessity for obtaining any such consent or approval.

                                  ARTICLE IX

                     CONDITIONS TO THE BUYER'S OBLIGATIONS

     The obligation of the Buyer under this Agreement to consummate the Closing is subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Buyer:

     9.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Sellers contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except (i) for changes expressly contemplated by this Agreement and (ii) that representations and warranties given as of a specific date or time shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) as of such date or time.

     9.2  Performance.  The Sellers shall have performed and complied in all
          -----------
material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

     9.3  No Injunction.  There shall not be any statute, rule or regulation,
          -------------
enjoining or prohibiting the consummation of the Closing and no court of competent jurisdiction shall have issued, and there shall not have been commenced and be continuing any action by any Governmental Entity seeking, any order, decree or ruling enjoining or prohibiting the consummation of the Closing.

     9.4  Governmental Authorizations.  All waiting periods applicable to this
          ---------------------------
Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated and all other authorizations, consents, orders and approvals of Governmental Entities and of the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

     9.5  [Intentionally Omitted]

     9.6  Material Adverse Change.  Since October 31, 2000, there shall not have
          -----------------------
been a change that has had or could reasonably be expected to have a material adverse effect on the operations of the Business or the Purchased Assets.

     9.7  Bankruptcy Court Approval.  The Section 363/365 Order shall have been
          -------------------------
entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended in any manner adverse to the Buyer; and the Sellers shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Assets and to consummate the transactions contemplated by this Agreement, and the Buyer shall have received evidence thereof satisfactory to the Buyer and its counsel.

     9.8  Certificates.  The Sellers shall have furnished the Buyer with a
          ------------
certificate of an executive officer or member, as the case may be, of the Sellers to the effect that the conditions set forth in Sections 9.1 and 9.2 hereof have been satisfied.

     9.9  Transitional Services Agreement.  The Buyer and the Sellers shall have
          -------------------------------
entered into the Transitional Services Agreement and such agreement shall be in full force and effect.

     9.10 [Intentionally Omitted]

     9.11 [Intentionally Omitted]

     9.12 [Intentionally Omitted]

     9.13 [Intentionally Omitted]

     9.14 Third Party Consents.  All other consents and approvals of third
          --------------------
parties necessary to assign and transfer the Purchased Assets to the Buyer shall have been received by the Sellers and delivered to the Buyer at or prior to the Closing Date.

                                   ARTICLE X

                    CONDITIONS TO THE SELLERS' OBLIGATIONS

     The obligation of the Sellers under this Agreement to consummate the Closing are subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Sellers:

     10.1 Representations and Warranties.  The representations and warranties of
          ------------------------------
the Buyer contained in this Agreement shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date, except (i) for changes expressly contemplated by this Agreement and (ii) that representations and warranties given as of a specific date or time, which shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) as of such date or time.

     10.2 Performance.  The Buyer shall have performed and complied in all
          -----------
material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.

     10.3 No Injunction.  There shall not be any statute, rule or regulation,
          -------------
enjoining or prohibiting the consummation of the Closing and no court of competent jurisdiction shall have issued, and there shall not have been commenced and be continuing any action by any Governmental Entity seeking, any order, decree or ruling enjoining or prohibiting the consummation of the Closing.

     10.4 Governmental Authorizations.  All waiting periods applicable to this
          ---------------------------
Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated and all other authorizations, consents, orders and approvals of Governmental Entities and the Bankruptcy Court necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained.

     10.5 Certificates.  The Buyer shall have each furnished the Sellers with a
          ------------
certificate of an executive officer of Buyer to the effect that the conditions set forth in Sections 10.1 and 10.2 hereof have been satisfied.

     10.6 Transitional Services Agreement.  The Buyer shall have executed and
          -------------------------------
delivered the Transitional Services Agreement and such agreement shall be in full force and effect.

     10.7 Bankruptcy Court Approval.  The Section 363/365 Order shall have been
          -------------------------
entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended; and the Sellers shall have received from the Bankruptcy Court all other orders, approvals and consents required to transfer the Purchased Assets and to consummate the transactions contemplated by this Agreement, and the Sellers shall have received evidence thereof satisfactory to the Sellers and their counsel.

                                  ARTICLE XI

                          TERMINATION AND ABANDONMENT

     11.1 Methods of Termination.  This Agreement may be terminated:
          ----------------------

          (a) by mutual written agreement of the Sellers and the Buyer prior to the Closing Date;

          (b) by Sellers or the Buyer if a Competing Transaction is approved by the Bankruptcy Court, whether or not in accordance with the Bid Procedures as the same may be modified by order of the Bankruptcy Court;

     (c) at any time before the Closing, by either of the Buyer if any of the conditions set forth in Article IX shall have become incapable of fulfillment or cure and shall not have been waived by the Buyer, provided that the Buyer is not then in breach of this Agreement;

     (d) at any time before the Closing, by the Sellers if any of the conditions set forth in Article X shall have become incapable of fulfillment or cure and shall not have been waived by the Sellers, provided that the Sellers are not then in breach of this Agreement;

     (e) at any time after February 1, 2001, by the Sellers if the Closing fails to occur on or before such date, unless such failure is due to the action or inaction of, or breach of this Agreement by, the Sellers;

     (f) at any time after February 1, 2001, by Buyer if the Closing fails to occur on or before such date, unless such failure is due to the action or inaction of, or breach of this Agreement by, the Buyer;

     (g)  [Intentionally Omitted]

     (h) at any time after December 31, 2000, by Sellers or by the Buyer if by such date the Section 363/365 Order has not been entered;

     (i) by the Sellers if the Closing has not occurred as the result of the failure of the Buyer to consummate the transactions contemplated by this Agreement within ten (10) days after the satisfaction of the conditions set forth in Article VIII, provided that Sellers are ready to close;

     (j) by the Buyer if the Closing has not occurred as the result of the Sellers failure to consummate the transactions contemplated by this Agreement within ten (10) days after the satisfaction of the conditions set forth in
Article IX, provided that the Buyer is ready to close; or

     (k) by Buyer in the event of a material breach of the covenants contained in Section 8.5.

     11.2 Effect of Termination.
          ---------------------

          (a) If this Agreement is terminated under Section 11.1, written notice thereof will forthwith be given to the other party and this Agreement will thereafter become void and have no further force and effect and, except for those provisions that expressly survive the termination of this Agreement, all further obligations of the Sellers and the Buyer to each other under this Agreement will terminate without further obligation or liability of the Sellers or the Buyer to the other, except that:

               (i) if each party will return all documents, work papers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same, and all confidential information received by any party to this Agreement with respect to the business of any other party will be treated in accordance with the letter agreement between the Parent and Buyer, dated August 1, 2000, as amended by Addendum to Non-Disclosure Letter dated as of December 5, 2000;

               (ii)  [Intentionally Omitted]

               (iii) if this Agreement is terminated by Sellers pursuant to
Section 11.1(i), provided that the Sellers either have satisfied or are reasonably likely to satisfy the conditions set forth in this Agreement which are within the Sellers' control to satisfy, then the Buyer will be liable to the Sellers for any damages resulting from such breach, including, without limitation, reasonable fees and expenses incurred by the Sellers in connection herewith;

               (iv)  if this Agreement is terminated by the Buyer pursuant to
Section 11.1(j), provided that the Buyer has either satisfied or is reasonably likely to satisfy the conditions set forth in this Agreement which are within the Buyer's control to satisfy, then the Sellers will be jointly and severally liable to the Buyer for any damages resulting from such breach, including, without limitation, reasonable fees and expenses incurred by the Buyer in connection herewith; and

               (v) this Section 11.2(a) will survive any termination of this Agreement.

                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

     12.1 Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of each of the Sellers and the Buyer contained in this Agreement will not survive the Closing, and no party will have any liability therefor after the Closing.

     12.2 Execution in Counterparts.  This Agreement may be executed in two or
          -------------------------
more counterparts, in original form or by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same document.

     12.3 Notices.  All notices, requests, demands and other communications that
          -------
are required or may be given pursuant to the terms of this Agreement must be in writing and delivered by hand, fax, or reputable overnight courier service as follows:

          If to Buyer:   CompuCom Systems, Inc.
                         c/o Ms. M. Lazane Smith
                         7171 Forest Lane
                         Dallas, Texas 75230
                         Fax: (972) 856-5395
                         Telephone: (972) 856-3755

          With a copy to:     Frederick J. Fowler, Esq.
                              Strasburger & Price, L.L.P.
                              901 Main Street, Suite 4300
                              Dallas, Texas 75202
                              Fax: (214) 651-4330
                              Telephone: (214) 651-4300

          If to the Sellers:  MicroAge, Inc.
                              c/o Jeffrey D. McKeever
                              1330 W. Southern Avenue
                              Tempe, Arizona 85282
                              Fax: (602) 382-6070
                              Telephone: (602) 382-6239

          With a copy to:     Matt Feeney, Esq.
                              Snell & Wilmer LLP
                              One Arizona Center
                              Phoenix, Arizona 85062
                              Fax: (602) 382-6070
                              Telephone: (602) 382-6000

or to such other address as any party may have designated by notice in writing to the other parties. Any such notice, request, demand or communication, (i) if sent by a reputable overnight courier service will be effective on the first business day after deposit of such notice, request, demand or communication with such reputable overnight courier service, and (ii) if sent by fax will be effective on the date of such fax transmission or if such transmission is not made on a business day, then on the first business day after the date of such transmission, provided that any such transmission is confirmed by written transmission confirmation printout.

     12.4 Waivers.  At any time prior to the Closing, any party hereto may (i)
          -------
extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein subject to any specific provisions governing the
                            -------
effect of such extensions or waivers. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.

     12.5 Amendment.  This Agreement may be modified, supplemented, amended only
          ---------
by a written instrument executed by all of the parties hereto.

     12.6 Entire Agreement.  This Agreement (together with the other agreements,
          ----------------
sections of the Disclosure Schedule and Exhibits expressly identified or referred to in this Agreement) constitutes the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to its subject matter.

     12.7   APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN
            --------------
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY OF THE CONFLICT OF LAW RULES THEREOF.

     12.8   FORUM FOR DISPUTES.  THE BANKRUPTCY COURT WILL HAVE JURISDICTION
            ------------------
OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY; PROVIDED, THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY.

     12.9   Relationship of the Parties.  The relationship between each of the
            ---------------------------
Sellers and the Buyer established by this Agreement is solely that of vendor and vendee and nothing contained herein will be deemed to create a joint venture among the Buyer and each of the Sellers. No party, its agents or employees will be deemed the agent or servant of another party and no party will have the right or authority to enter into any contract or commitment, in the name of or on behalf of the other party, or purport to bind the other party in any manner whatsoever.

     12.10  Headings.  The headings contained in this Agreement are for the sole
            --------
purpose of convenience of reference, and will not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

  12.11   Assignments.
          -----------

          (a) This Agreement may not be assigned by any party without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, that without such prior consent, the Buyer have the right to
          --------  ----
assign all or any part of their right, title, interest or obligations in and to this Agreement to any corporation or other entity, or any affiliate of such corporation or other entity, directly or indirectly controlling or controlled by or under direct or indirect common control with the Buyer. Notwithstanding anything to the contrary set forth herein, the Buyer and their affiliates may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of such parties in, to and with respect to this Agreement. All parties to this Agreement and their assigns expressly consent to such assignment. Any such assignment will be made for collateral security purposes only and will not release or discharge the Buyer from any obligations it may have pursuant to this Agreement. Notwithstanding the foregoing, the Buyer may (i) authorize and empower such financing sources to assert, either directly or on behalf of the Buyer, any claims the Buyer may have against any other party to this Agreement under this Agreement and (ii) make, constitute and appoint one agent bank in respect of such financing (and all officers, employees and agents designated by such agent) as the true and lawful attorney and agent-in-fact of such party for the purpose of enabling the financing sources to assert and collect any such claims.

          (b) Notwithstanding anything to the contrary in this Agreement, without the prior consent of the Sellers, after the Closing the Buyer will have the right to sell, transfer, assign, or otherwise dispose of all or any part of their right, title, interest or obligations in and to any of the Purchased Assets (either directly through an asset sale or indirectly through a sale of stock or securities) to any acquiring person or entity and the Sellers each agrees that it will continue to perform all of its covenants, agreements and any other obligations, if any, as specified in this Agreement with respect to any of the Purchased Assets so sold, transferred, assigned or otherwise disposed of.

   12.12  Binding Effect, Benefits.  This Agreement is for the benefit of, and
          ------------------------
is binding upon, the parties to it and their respective permitted successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

   12.13  Severability.  If any provision of this Agreement is held to be
          ------------
invalid or unenforceable, such provision will (so far as invalid or unenforceable) be given no effect and will be deemed to be excluded from this Agreement, but without invalidating any of the remaining provisions of this Agreement.

   12.14  All Obligations Joint and Several.  Whenever this Agreement provides
          ---------------------------------
for an obligation of the Sellers, such obligation will be deemed to have been intended as, and to be interpreted and enforced as, a joint and several obligation of each of the Sellers.

   12.15  Transfer Taxes.  In accordance with section 1146(c) of the Bankruptcy
          --------------
Code, the making or delivery of any instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code will not be taxed under any law imposing a stamp tax or similar tax. The instruments transferring the Purchased Assets to the Buyer will contain the following endorsement (if permitted by applicable law):

          Because this instrument has been authorized pursuant to Order of the United States Bankruptcy Court for the District of Arizona relating to a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. (S) 1146(c).

In the event Transfer Taxes are assessed at Closing or at any time thereafter on the transfer of any Purchased Assets, such Taxes incurred as a result of the transactions contemplated hereby will be paid by the Sellers. The Buyer and the Sellers will cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

   12.16  Plan of Reorganization.  The Sellers will use their best efforts to
          ----------------------
include in any plan of reorganization in any of the Chapter 11 Cases supported by it provision for the assumption of this

Agreement and all agreements related to this Agreement, and will use its best efforts to oppose any such plan of reorganization which fails to include such provisions.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties all as of the date first above written.

                                        COMPUCOM SYSTEMS, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        MICROAGE TECHNOLOGY SERVICES, L.L.C.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        MICROAGE, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                       43